Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of July 14, 2017, is entered into by and among EXTREME NETWORKS, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities party hereto (each a “Lender” and, collectively, the “Lenders”), SILICON VALLEY BANK (“SVB”), in its capacity as both the Issuing Lender and the Swingline Lender, and SVB, as administrative agent and collateral agent for the Secured Parties (in such capacity, the “Administrative Agent”).  Unless otherwise defined herein, terms defined in the Amended and Restated Credit Agreement (defined below) and the 2017 Engagement Letter (defined below) and used herein shall have the respective meanings given to such terms in the Amended and Restated Credit Agreement or the 2017 Engagement Letter, as the context may require.

RECITALS

A.

The Borrower, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement, dated as of October 28, 2016 (as amended, supplemented, restructured or otherwise modified prior to the date hereof (including as amended pursuant to that certain First Amendment to Amended and Restated Credit Agreement dated as of March 2, 2017), the “Amended and Restated Credit Agreement”).

B.

The Borrower has requested that the Administrative Agent and the Required Lenders agree to amend the Amended and Restated Credit Agreement in the manner described in Section 2 hereof, and that certain prospective lenders be joined to the Amended and Restated Credit Agreement as new “Lenders” thereunder with the Commitments specified in the updated version of Schedule 1.1A to the Amended and Restated Credit Agreement that is attached hereto as Schedule 1.

C.	The Administrative Agent, such prospective lenders and the Required Lenders have agreed to so amend the Amended and Restated Credit Agreement upon the terms and conditions set forth herein.

ACCORDINGLY, subject to the satisfaction of the conditions to effectiveness described in Section 4 of this Agreement, the parties hereto hereby agree as follows:

AGREEMENT

SECTION 1Definitions.  For purposed of this Agreement, the following terms shall have the following definitions:

“2017 Engagement Letter”:  that certain letter agreement, dated as of May 23, 2017, among the Borrower and the Administrative Agent.

“2017 Flow of Funds Agreement”:  the letter agreement between the Borrower and the Administrative Agent regarding the disbursement of Loan proceeds on the Effective Date (which shall include any proposed disbursements by the Administrative Agent pursuant to the Arrowhead Asset Purchase Agreement in respect of the payment for the Arrowhead Acquired Assets at the request and on behalf of the Borrower), the funding and the payment of the Administrative Agent’s reasonable and documented expenses and the reasonable and documented expenses of the Administrative Agent’s counsel and the Borrower’s counsel, and such other matters as may be agreed to by the Borrower and the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

“2017 Pro Forma Financial Statements”:  collectively, balance sheets, income statements and cash flow statements prepared by the Borrower that give effect to (a) the consummation of the Arrowhead Asset Acquisition, (b) the Arrowhead Term Loans and other Loans to be made on the Second Amendment Date, (c) the consummation of the Blue Angel Asset Acquisition, (d) the making of the Blue Angel Term Loans, and (e) the payment of fees and expenses relating to the foregoing, in each case, prepared (x) using a methodology that is reasonably acceptable to the Administrative Agent, and (y) on a quarterly basis through the end of the fiscal year of the Borrower ending June 30, 2022, in each case demonstrating pro forma compliance with each of the financial covenants set forth in Section 7.1 of the Amended and Restated Credit Agreement, as amended by this Agreement.

“Existing Lenders”:  collectively, the Lenders that are party to the Amended and Restated Credit Agreement immediately prior to the Second Amendment Date.

“New Lenders”: collectively, BMO Harris Bank, N.A., MUFG Union Bank, N.A. and Umpqua Bank, each in its capacity as a financial institution that has joined the Amended and Restated Credit Agreement as a Lender thereunder pursuant to the terms of this Agreement.

“Second Amendment Guarantor Acknowledgment and Consent”:  that certain Guarantor Acknowledgment and Consent, in substantially the form appearing as Exhibit A hereto.

“Second Amendment Loan Documents”:  collectively, this Agreement, any replacement Notes delivered to the Lenders pursuant to the terms hereof, the Second Amendment Guarantor Acknowledgement and Consent attached hereto as Exhibit A, the Second Amended and Restated Borrower Patent and Trademark Security Agreement, and any other Loan Documents executed and/or delivered in connection with this Agreement.

“Second Amendment Solvency Certificate”:  a Second Amendment Solvency Certificate in substantially the form set forth at Exhibit B hereto.

SECTION 2Amendment of the Amended and Restated Credit Agreement.  With effect from and after the Effective Date (defined below), the Amended and Restated Credit Agreement shall be amended as follows:

(a)Title Page.  The title page to the Amended and Restated Credit Agreement shall be amended by replacing the $140,500,000 amount appearing therein with the amount of $243,712,500.

(b)Lender Titles.  The Amended and Restated Credit Agreement (including, without limitation, the title page thereof) shall be amended to indicate that the following Lenders have been given the following titles and have been appointed to the following roles, in each case, with effect from and after the Effective Date:  (i) JPMorgan Chase Bank, N.A. shall be designated as a Joint Lead Arranger and a Joint Bookrunner, (ii) Bank of America, N.A. shall be designated as a Joint Lead Arranger and a Joint Bookrunner, (iii) BMO Harris Bank, N.A. shall be designated as a Joint Lead Arranger and a Joint Bookrunner, (iv) Umpqua Bank shall be designated as the Sole Syndication Agent, (v) Cadence Bank, N.A. shall be designated as a Co-Documentation Agent, (vi) Comerica Bank shall be designated as a Co-Documentation Agent, and (vii) MUFG Union Bank, N.A. shall be designated as a Co-Documentation Agent.

(c)Table of Contents.  The table of contents set forth in the Amended and Restated Credit Agreement shall be deemed updated to reflect pagination changes to the Amended and Restated Credit Agreement that result from the amendments to the Amended and Restated Credit Agreement that are contemplated herein.

(d)Section 1.  Section 1 of the Amended and Restated Credit Agreement shall be amended as follows:

(i)The following definitions shall be added to such Section 1 in the appropriate alphabetical order:

“2017 Credit Facility Representations and Warranties”:  all of the representations and warranties of each Loan Party specified in the Loan Documents, excluding any representations and warranties concerning the Blue Angel Asset Acquisition and the Blue Angel Acquired Assets.

“2017 Fee Letter”:  that certain fee letter agreement, dated as of May 23, 2017, between the Borrower and the Administrative Agent.

“2017 Pro Forma Financial Model”:  the most recent financial projection model information delivered by the Borrower to the Administrative Agent and the Lenders prior to the Effective Date and approved by the Administrative Agent (such approval not to be unreasonably withheld, delayed, or conditioned).

“Amendment and Restatement Date Term Loan”:  has the meaning specified in Section 2.1(a).

“Arrowhead Acquired Assets”:  the assets purchased by the Borrower from the Arrowhead Seller pursuant to the Arrowhead Asset Purchase Agreement and the other Arrowhead Asset Acquisition Documents.

“Arrowhead Acquired Assets EBITDA”:  solely with respect to the Arrowhead Acquired Assets for any period, (a) the sum, without duplication, of the amounts for such period of (i) net income generated by the Arrowhead Acquired Assets, plus (ii) interest expense allocated to the Arrowhead Acquired Assets, plus (iii) provisions for taxes based on income relating to the Arrowhead Acquired Assets, plus (iv) total depreciation expense allocated to the Arrowhead Acquired Assets, plus (v) total amortization expense allocated to the Arrowhead Acquired Assets, plus (vi) without duplication, other cash and non-cash items reducing such net income (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period), plus (vii) other items approved by the Administrative Agent and the Required Lenders in writing as an “add-back” to such net income, minus (b) the sum, without duplication, of the amounts for such period of (i) other non-cash items increasing such net income for such period (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for a potential cash item in any prior period), plus (ii) interest income (if any) generated during such period solely by the Arrowhead Acquired Assets.  Without limiting the generality of the foregoing, any amounts used by the Borrower to determine Arrowhead Acquired Assets EBITDA for any period shall be verifiable and identifiable to the reasonable satisfaction of the Administrative Agent (and the Administrative Agent shall be entitled to refer, without limitation, to any financial statements prepared by the Arrowhead Seller in connection with the verification by the Administrative Agent of any such amounts).

“Arrowhead Asset Acquisition”:  the acquisition by the Borrower from the Arrowhead Seller of the Arrowhead Acquired Assets pursuant to the Arrowhead Asset

Purchase Agreement and the other Arrowhead Asset Acquisition Documents.

“Arrowhead Asset Acquisition Consideration”:  the aggregate amount of consideration paid by the Borrower to or for the benefit of the Arrowhead Seller pursuant to the terms of the Arrowhead Asset Acquisition Agreement and in connection with the Arrowhead Asset Acquisition.

“Arrowhead Asset Acquisition Deadline”:  the date occurring 90 days after the effective date of the 2017 Engagement Letter.

“Arrowhead Asset Acquisition Documents”:  collectively, the Arrowhead Asset Purchase Agreement, together with all of the other documents, agreements, certificates and other information executed and/or delivered by or on behalf of the Borrower or the Arrowhead Seller pursuant to or in connection with the Arrowhead Asset Purchase Agreement and/or the Arrowhead Asset Acquisition (including, without limitation and for the avoidance of doubt, any audited or unaudited financial statements of the Arrowhead Seller that indicate to the extent reasonably required by the Administrative Agent the financial performance of solely the Arrowhead Acquired Assets for any period).

“Arrowhead Asset Purchase Agreement”:  that certain Asset Purchase Agreement, dated as of March 7, 2017, between the Borrower and the Arrowhead Seller.

“Arrowhead Collateral Information Certificate”:  the collateral information certificate relating to the Arrowhead Acquired Assets and executed and delivered by the Borrower pursuant to the Second Amendment on or prior to the Second Amendment Date, in form and substance reasonably satisfactory to the Administrative Agent.

“Arrowhead Quality of Earnings Report”:  the quality of earnings report (however designated) prepared by BDO USA, LLP in respect of the Arrowhead Acquired Assets.

“Arrowhead Seller”:  Avaya Inc., the third party seller of the Arrowhead Acquired Assets that is the Borrower’s counterparty under the Arrowhead Asset Purchase Agreement.

“Arrowhead Term Commitment”:  as to any Lender, the obligation of such Lender, if any, to make an Arrowhead Term Loan to the Borrower on the Second Amendment Date pursuant to Section 2.1 in an aggregate principal amount not to exceed the amount set forth under the heading “Arrowhead Term Commitments (as of the Second Amendment Date and Immediately Prior to the Making of the Arrowhead Term Loans)” opposite of such Lender’s name on Schedule 1.1A.  The original aggregate amount of the Arrowhead Term Commitments as of the Second Amendment Date (and prior to the making of the Arrowhead Term Loans) is $80,000,000.  For the avoidance of doubt, the Borrower shall not be entitled to request any Arrowhead Term Loans, and no Lender shall have any such “Arrowhead Term Commitment”, at any time after the Second Amendment Date.

“Arrowhead Term Loan”:  any of the Term Loans made by the Lenders on or about the Second Amendment Date pursuant to Section 2.1 and for the purpose of financing a portion of the Arrowhead Asset Acquisition Consideration paid by the

Borrower to the Arrowhead Seller in connection with the consummation of the Arrowhead Asset Acquisition.

“Blue Angel Acquired Assets”:  the assets purchased by the Borrower from the Blue Angel Seller pursuant to the Blue Angel Asset Purchase Agreement and the other Blue Angel Asset Acquisition Documents.

“Blue Angel Acquired Assets Lien Perfection Qualification”:  has the meaning specified in Section 2.1(d)(xiii)(B).

“Blue Angel Asset Acquisition”:  the acquisition by the Borrower from the Blue Angel Seller of the Blue Angel Acquired Assets pursuant to the Blue Angel Asset Purchase Agreement and the other Blue Angel Asset Acquisition Documents.

“Blue Angel Asset Acquisition Consideration”:  the aggregate amount of consideration paid by the Borrower to or for the benefit of the Blue Angel Seller pursuant to the terms of the Blue Angel Asset Purchase Agreement and in connection with the Blue Angel Asset Acquisition (which consideration, for the avoidance of doubt, shall include any Blue Angel Deferred Payment Obligations and Blue Angel Earn-Out Payment Obligations).

“Blue Angel Asset Acquisition Consummation Date”:  the date on which the Blue Angel Asset Acquisition is consummated in accordance with the terms of the Blue Angel Asset Purchase Agreement and the other Blue Angel Asset Acquisition Documents.

“Blue Angel Asset Acquisition Consummation Date Solvency Certificate”:  a certificate, in form and substance reasonably satisfactory to the Administrative Agent, signed by the chief financial officer of the Borrower and delivered to the Administrative Agent, certifying the Solvency of the Loan Parties after giving effect to the consummation of the Blue Angel Asset Acquisition and the making of the Blue Angel Term Loans.

“Blue Angel Asset Acquisition Deadline”:  November 30, 2017.

“Blue Angel Asset Acquisition Documents”:  collectively, the Blue Angel Asset Purchase Agreement, together with all of the other documents, agreements, certificates and other information executed and/or delivered by or on behalf of the Borrower or the Blue Angel Seller pursuant to or in connection with the Blue Angel Asset Purchase Agreement and/or the Blue Angel Asset Acquisition.

“Blue Angel Asset Purchase Agreement”:  that certain Asset Purchase Agreement, dated as of March 29, 2017, between the Borrower and the Blue Angel Seller.

“Blue Angel Assets Collateral Information Certificate”:  the collateral information certificate relating to the Blue Angel Acquired Assets and executed and delivered by the Borrower pursuant to Section 2.1(d)(iii) as a condition precedent to the making of any Blue Angel Term Loans, in form and substance reasonably satisfactory to the Administrative Agent.

“Blue Angel Deferred Payment”:  any payment (other than, for the avoidance of doubt, in respect of any Blue Angel Earn-Out Payment Obligation) by or on

behalf of the Borrower to or to the order of the Blue Angel Seller of any deferred portion of the Blue Angel Asset Acquisition Consideration.

“Blue Angel Deferred Payment Obligations”:  the obligations of the Borrower arising under the Blue Angel Asset Purchase agreement to make deferred purchase price payments to the Blue Angel Seller.

“Blue Angel Earn-Out Payment”:  any earn-out payment (however designated) made by or on behalf of the Borrower to or to the order of the Blue Angel Seller pursuant to the terms of the Blue Angel Asset Purchase Agreement.

“Blue Angel Earn-Out Payment Obligations”:  the obligations of the Borrower arising under the Blue Angel Asset Purchase Agreement to make Blue Angel Earn-Out Payments to or to the order of the Blue Angel Seller.

“Blue Angel Flow of Funds Agreement”:  the letter agreement between the Borrower and the Administrative Agent regarding the disbursement of Loan proceeds on or about the Blue Angel Asset Acquisition Consummation Date (which shall include any proposed disbursements by the Administrative Agent pursuant to the Blue Angel Asset Purchase Agreement in respect of the payment for the Blue Angel Acquired Assets at the request and on behalf of the Borrower), the funding and the payment of the Administrative Agent’s reasonable and documented expenses and the reasonable and documented expenses of the Administrative Agent’s counsel and the Borrower’s counsel, and such other matters as may be agreed to by the Borrower and the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

“Blue Angel Pro Forma Financial Model”:  the most recent financial projection model information with respect to the Blue Angel Assets delivered by the Borrower to the Administrative Agent and the Lenders prior to the Blue Angel Asset Acquisition Consummation Date and approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed).

“Blue Angel Representations and Warranties”:  collectively, such of the representations and warranties made by the Blue Angel Seller in respect of the Blue Angel Acquired Assets in the Blue Angel Asset Purchase Agreement as are material to the interests of the Secured Parties, but only to the extent that the Borrower has the right to terminate the Borrower’s obligations under the Blue Angel Asset Purchase Agreement (or to decline to consummate the Blue Angel Asset Acquisition) as a result of the breach of any such representation and warranty in the Blue Angel Asset Purchase Agreement.

“Blue Angel Seller”:  LSI Corporation, the third party seller of the Blue Angel Acquired Assets that is the Borrower’s counterparty under the Blue Angel Asset Purchase Agreement.

“Blue Angel Term Commitment”:  as to any Lender, the obligation of such Lender, if any, to make a Blue Angel Term Loan to the Borrower on the Blue Angel Asset Acquisition Consummation Date pursuant to Section 2.1 in an aggregate principal amount not to exceed the amount set forth under the heading “Blue Angel Term Commitments” opposite of such Lender’s name on Schedule 1.1A.  The original aggregate amount of the Blue Angel Term Commitments as of the Second Amendment Date is $20,000,000.  For the avoidance of doubt, the Borrower shall not be entitled to request any Blue Angel Term

Loans, and no Lender shall have any such “Blue Angel Term Commitment”, at any time after the earlier to occur of (a) the Blue Angel Asset Acquisition Consummation Date and (b) the last day of the Blue Angel Term Loan Availability Period.

“Blue Angel Term Loan”:  any of the Term Loans made by the Lenders after the Second Amendment Date (but, for the avoidance of doubt, prior to November 30, 2017) pursuant to Section 2.1(d) and for the purpose of financing a portion of the Blue Angel Asset Acquisition Consideration paid by the Borrower to the Blue Angel Seller in connection with the consummation of the Blue Angel Asset Acquisition.

“Blue Angel Term Loan Availability Period”: the period commencing on the Second Amendment Date and ending on November 30, 2017.

“Blue Angel Term Loan Commitment Fee”: has the meaning specified in Section 2.9(c).

“Consolidated Liquidity”:  as of any date of determination, an amount equal to the difference between (a) the aggregate amounts of unrestricted cash and Cash Equivalents held by the Borrower and its consolidated Subsidiaries as of such date of determination less (ii) the aggregate amount of all Revolving Extensions of Credit outstanding hereunder as of such date of determination.

“Election Period”:  has the meaning specified in Section 2.26(b).

“Increase Effective Date”:  has the meaning specified in Section 2.26(c).

“Incremental Term Loan” and “Incremental Term Loans”: have the meanings specified in Section 2.26(a).

“MFN Protection”:  has the meaning specified in Section 2.26(i).

“Revolver Commitment Fee”: has the meaning specified in Section 2.9(b).

“Second Amended and Restated Borrower Patent and Trademark Security Agreement”:  that certain Second Amended and Restated Patent and Trademark Security Agreement, dated on or about the Second Amendment Date, between the Borrower and the Administrative Agent, which “Second Amended and Restated Borrower Patent and Trademark Security Agreement” amends and restates in its entirety the Amended and Restated Borrower Patent and Trademark Security Agreement.

“Second Amendment”:  that certain Second Amendment to Amended and Restated Credit Agreement, dated as of July 14, 2017, between the Borrower, the Lenders party thereto and the Administrative Agent.

“Second Amendment Date” means the date on which the Second Amendment becomes effective in accordance with its terms.

(ii)The definition of “Consolidated EBITDA” shall be amended and restated to read in its entirety as follows:

“Consolidated EBITDA”:  with respect to the Borrower and its consolidated Subsidiaries for any period, (a) the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, plus (ii) Consolidated Interest Expense, plus (iii) provisions for taxes based on income, plus (iv) total depreciation expense, plus (v) total amortization expense, plus (vi) fees and out-of-pocket transaction costs and expenses incurred by the Loan Parties in connection with this Agreement, the other Loan Documents, the (Project Tuningi) Asset Acquisition, the Second Amendment, the Arrowhead Asset Acquisition and the Blue Angel Asset Acquisition, provided that the aggregate amount of all such fees, costs and expenses shall not exceed $2,000,000 for purposes of this definition, plus (vii) fees and out-of-pocket transaction costs and expenses incurred by the Loan Parties in connection with Permitted Acquisitions (whether or not consummated), provided that the aggregate amount of all such fees, costs and expenses considered for purposes of this definition shall not exceed (A) $1,250,000 with respect to any such particular Permitted Acquisition and (B) $3,750,000 in the aggregate with respect to all such Permitted Acquisitions undertaken during the term of this Agreement, plus (viii) without duplication, other cash and non‑cash items (for the avoidance of doubt this shall include share based payments) reducing Consolidated Net Income (excluding any such non‑cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period) and other items approved by the Administrative Agent and the Required Lenders in writing as an ‘add back’ to Consolidated Net Income, plus (ix) acquisition, integration and restructuring costs associated with the (Project Tuningi) Asset Acquisition, the Arrowhead Asset Acquisition and/or the Blue Angel Asset Acquisition and actually expensed by the Borrower during any fiscal quarter of the Borrower ending on or prior to September 30, 2018; provided that (A) not more than an aggregate of $29,000,000 of such acquisition, integration and restructuring costs may be added back to Consolidated Net Income pursuant to this clause (ix) during the term of this Agreement, and (B) any such costs actually expensed and added-back to Consolidated Net Income pursuant to this clause (ix) must be identifiable and verifiable to the reasonable satisfaction of the Administrative Agent, plus (x) in respect of any fiscal quarter of the Borrower (or portion thereof) during which the Arrowhead Acquired Assets are owned by the Arrowhead Seller (or some but not all of the Arrowhead Acquired Assets are owned by the Arrowhead Seller), an amount equal to the sum of (A) Arrowhead Acquired Assets EBITDA for such fiscal quarter plus (B) without duplication, the actual amount that is allocated by the Arrowhead Seller to such Arrowhead Acquired Assets as expenses (which expenses are not already added back for purposes of determining Arrowhead Acquired Assets EBITDA for such fiscal quarter pursuant to the immediately preceding clause (A)) for such fiscal quarter; provided that (1) subject to clause (2) immediately below, not more than $7,250,000 may be added back to Consolidated Net Income pursuant to this clause (x) during any such fiscal quarter, (2) in respect of any such fiscal quarter during a portion of which such Arrowhead Acquired Assets (or portion thereof) were owned by the Borrower, the aggregate amount of Arrowhead Acquired Assets EBITDA and the amount of such permitted other expenses that are added back in respect of such fiscal quarter pursuant to clause (x)(B) of this definition shall be pro-rated and discounted to account for only the number of days during such fiscal quarter during which such Arrowhead Acquired Assets were owned (or partially owned) by the Arrowhead Seller, and (3) any such allocated costs actually expensed and added-back to Consolidated Net Income pursuant to this clause (x) must be identifiable and verifiable to the reasonable satisfaction of the Administrative Agent; minus (b) the sum, without duplication of the amounts for such period of (i) other non‑cash items increasing Consolidated Net Income for such period (excluding any such non‑cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period), plus (ii) interest income; provided that Consolidated EBITDA for any period shall be determined on a Pro Forma Basis to give effect to any Permitted Acquisitions (other than the Blue Angel Asset Acquisition) or any disposition of any business or assets consummated during such period, in each case as if such transaction occurred on the first day of such period.  Notwithstanding anything to the contrary set forth herein, (1) Consolidated EBITDA for the fiscal quarter of the Borrower ended March 31, 2016 shall be deemed to be $11,068,000 for all purposes under this Agreement, (2) Consolidated EBITDA for the fiscal quarter of the Borrower ended June 30, 2016 shall be deemed to be $14,254,000 for all purposes under this Agreement, (3) Consolidated EBITDA for the fiscal quarter of the Borrower ended September 30, 2016 shall be deemed to be $30,323,000 for all purposes under this Agreement, and (4) Consolidated EBITDA for the fiscal quarter of the Borrower ended December 31, 2016 shall be deemed to be $7,987,000 for all purposes under this Agreement.

(iii)The definition of “Consolidated Fixed Charges” shall be amended and restated to read in its entirety as follows:

“Consolidated Fixed Charges”:  with respect to the Borrower and its consolidated Subsidiaries for any period ending on any determination date (the “determination date”), the sum (without duplication) of (a) Consolidated Interest Expense for such period, plus (b) scheduled payments made during such period on account of principal of Indebtedness of the Borrower and its consolidated Subsidiaries (including scheduled principal payments in respect of the Term Loans but excluding (i) Loans under the Revolving Commitments to the extent the Borrower has the right to continue or convert such Loans pursuant to Section 2.13 and (ii) the aggregate amount of Blue Angel Deferred Payments made during such period), plus (c) an amount equal to the aggregate amount of scheduled Blue Angel Deferred Payments made during such period.

(iv)The definition of “Consolidated Quick Assets” shall be amended and restated to read in its entirety as follows:

“Consolidated Quick Assets”:  as of any date of determination, the sum of (a) all unrestricted cash and Cash Equivalents of the Borrower and/or its consolidated Subsidiaries, and other Investments of the Borrower and/or its consolidated Subsidiaries made in accordance with Section 7.8(b)(ii), in any such case, to the extent the same would appear on a consolidated balance sheet of the Borrower prepared as of such date in accordance with GAAP (provided that not more than $15,000,000 of any such unrestricted cash, Cash Equivalents and other Investments held by any Subsidiary of the Borrower that is not a Loan Party as of such date of determination may be considered to be “Consolidated Quick Assets” for purposes of this Agreement (including Section 7.1(b)), plus (b) all net accounts receivable that would appear on a consolidated balance sheet of the Borrower prepared as of such date in accordance with GAAP.

(v)Clause (b) of the definition of “Indebtedness” shall be amended and restated to read in its entirety as follows:

(b)all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person’s business but including, for the avoidance of doubt, from and after the Blue Angel Asset Acquisition Consummation Date, the entire amount of all Blue Angel Deferred Payment Obligations which remain outstanding); provided that, for the avoidance of doubt, no Blue

Angel Earn-Out Payment Obligations shall be deemed to constitute “Indebtedness” for any purposes hereunder;

(vi)The definition of “Information Materials” shall be amended and restated to read in its entirety as follows:

“Informational Materials’:  collectively, all information provided to the Administrative Agent or any Lender by the Borrower, Enterasys or any of their respective agents and advisors, in any such case in respect of or in connection with the Asset Acquisition, the 2013 Enterasys Stock Acquisition Documentation, the Arrowhead Asset Acquisition, the Blue Angel Asset Acquisition or the other Transactions contemplated by the Loan Documents.

(vii)The definition of “Intellectual Property Security Agreement” shall be amended and restated to read in its entirety as follows:

“Intellectual Property Security Agreement”:  an intellectual property security agreement entered into between a Loan Party and the Administrative Agent (for the ratable benefit of the Secured Parties) pursuant to the terms of the Guarantee and Collateral Agreement (including, without limitation, the Borrower Copyright Security Agreement, the Borrower Patent and Trademark Security Agreement, the Amended and Restated Borrower Patent and Trademark Security Agreement, the Second Amended and Restated Borrower Patent and Trademark Security Agreement, the Enterasys Copyright Security Agreement, the Enterasys Patent and Trademark Security Agreement, and the Amended and Restated Enterasys Patent and Trademark Security Agreement), together with each other intellectual property security agreement and supplement thereto delivered pursuant to Section 6.12, in each case as amended, restated, supplemented or otherwise modified from time to time.

(viii)The definition of “Revolving Termination Date” shall be amended and restated to read in its entirety as follows:

“Revolving Termination Date”:  is the date occurring on the five year anniversary of the Second Amendment Date.

(ix)The definition of “Term Commitment” shall be amended and restated to read in its entirety as follows:

“Term Commitment”:  as to any Lender, the obligation of such Lender, if any, to make one or more Term Loans to the Borrower under this Agreement in an aggregate principal amount not to exceed, with respect to a particular Lender and the applicable type of Term Loan to be made, the respective amount set forth under the heading “Arrowhead Term Commitments (as of the Second Amendment Date and Immediately Prior to the Making of the Arrowhead Term Loans”), or “Blue Angel Term Commitment”, as the context may require, opposite such Lender’s name on Schedule 1.1A.  The original aggregate principal amount of the Term Commitments as of the Second Amendment Date (but immediately prior to giving effect to the making of the Arrowhead Term Loans on the Second Amendment Date) is $100,000,000 (which, for the avoidance of doubt, comprises $80,000,000 of such “Term Commitments” in respect of the Arrowhead Term Loans (immediately prior to the time such Arrowhead Term Loans are made on the Second Amendment Date) and $20,000,000 of such “Term Commitments” in respect of the Blue

Angel Term Loans.  For the avoidance of doubt, as of the Second Amendment Date, (a) the Lenders shall hold the outstanding principal amounts of the Existing Term Loans but no “Term Commitment” to make any further Existing Term Loans, (b) the Lenders shall hold the outstanding principal amounts of the Amendment and Restatement Date Term Loans but no “Term Commitment” to make any further Amendment and Restatement Date Term Loans, (c) from and after the Second Amendment Date and the making of the Arrowhead Term Loans, the Lenders shall hold the outstanding principal amounts of the Arrowhead Term Loans but no “Term Commitment” to make any further Arrowhead Term Loans, and (d) from and after the earlier of (x) the making of the Blue Angel Term Loans and (y) the last day of the Blue Angel Term Loan Availability Period, the Lenders shall hold the outstanding principal amounts of the Blue Angel Term Loans but no “Term Commitment” to make any further Blue Angel Term Loans.

(x)The definition of “Term Loan Maturity Date” shall be amended and restated to read in its entirety as follows:

“Term Loan Maturity Date”:  is the date occurring on the five year anniversary of the Second Amendment Date.

(xi)The definition of “Term Loan” shall be amended and restated to read in its entirety as follows:

“Term Loan”:  any of the term loans made by the Lenders to the Borrower pursuant to Section 2.1 or Section 2.26, which shall include, for the avoidance of doubt, all Term Loans outstanding as of the Second Amendment Date, all Arrowhead Term Loans, all Blue Angel Term Loans and all Incremental Term Loans.

(xii)The definition of “Term Percentage” shall be amended and restated to read in its entirety as follows:

“Term Percentage”:  as to any Term Lender at any time, the percentage which the amount of such Lender’s aggregate respective Term Commitments then constitutes of the aggregate Term Commitments of all of the Term Lenders at such time or, at any time from and after the Second Amendment Date or, as applicable, any subsequent date or dates occurring after any Blue Angel Term Loans or Incremental Term Loans, as applicable, are made pursuant to and in accordance with the terms and provisions hereof, the percentage which the respective aggregate principal amount of such Lender’s Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans of all of the Term Lenders then outstanding.

(xiii)The definition of “Transactions” shall be amended and restated to read in its entirety as follows:

“Transactions”:  collectively, the amendment of the Amended and Restated Credit Agreement pursuant to the Second Amendment, the Arrowhead Asset Acquisition, and the funding on or about the Second Amendment Date of any Arrowhead Term Loans and any other Loans hereunder (including for the purpose of financing any portion of the Arrowhead Asset Acquisition Consideration).

(e)Section 2.1.  Section 2.1 of the Amended and Restated Credit Agreement shall be amended and restated to read in its entirety as follows:

2.1Term Commitments.

(a)

Subject to the terms and conditions hereof (and including Section 2.1(b) below), each Term Lender then a party to the Amended and Restated Credit Agreement made a Term Loan to the Borrower on the Amendment and Restatement Date in an amount equal to the amount of the Term Commitment of such Lender that was in effect hereunder as of the Amendment and Restatement Date (each, an “Amendment and Restatement Date Term Loan” and, collectively, the “Amendment and Restatement Date Term Loans”).  Such Amendment and Restatement Date Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13, and once repaid in accordance with the provisions hereof may not be reborrowed.  For the avoidance of doubt, as of the Second Amendment Date, (i) no Lender has any Term Commitment to make any further Amendment and Restatement Date Term Loans, and (ii) the principal amounts of such Amendment and Restatement Date Term Loans that are outstanding as of the Second Amendment Date are set forth in Schedule 1.1A.

(b)

Notwithstanding anything to the contrary contained herein (i) with respect to the outstanding principal amount of any Term Loans (as defined in the Existing Credit Agreement) that were advanced to the Borrower by any Lender prior to the Amendment and Restatement Date (an “Existing Term Loan”), the amount of the Amendment and Restatement Date Term Loan actually funded by such Lender to the Borrower on the Amendment and Restatement Date shall be net of the outstanding principal amount of the Existing Term Loan of such Lender on the Amendment and Restatement Date (after giving effect to any payment of the principal amount of such Existing Term Loan on the Amendment and Restatement Date); and (ii) all such Existing Term Loans having been made by any Lender pursuant to the Existing Credit Agreement and outstanding thereunder immediately prior to the occurrence of the Amendment and Restatement Date (A) shall be deemed for all purposes under this Agreement and the other Loan Documents to be Term Loans having been made by such Lender as a Term Lender hereunder (in accordance with the final and allocated Term Commitments of the Lenders specified in Schedule 1.1A as of the Amendment and Restatement Date), and (B) shall be subject in all respects to the terms and provisions of this Agreement and the other Loan Documents.

(c)

As of the Second Amendment Date, the Term Lenders shall have the Term Commitments reflected in the restated version of Schedule 1.1A hereto that was provided by the Administrative Agent in connection with the consummation of the Second Amendment.  For the avoidance of doubt, (i) as of the Second Amendment Date, no Term Lender shall have any Term Commitment to make any further Existing Term Loans or Amendment and Restatement Date Term Loans, and (ii) from and after the Second Amendment Date and the making of the Arrowhead Term Loans, no Term Lender shall have any Term Commitment to make any further Arrowhead Term Loans.  Subject to the terms and conditions hereof, each Term Lender severally agrees to make an Arrowhead Term Loan to the Borrower on the Second Amendment Date in an amount equal to the amount of the Arrowhead Term Commitment of such Term Lender in effect as of the Second Amendment Date (and prior to the making of the Arrowhead Term Loans); provided that the closing of the Second Amendment in accordance with its terms (including those regarding the satisfaction of all conditions precedent to the Second Amendment specified in the Second Amendment) shall be a condition precedent to the obligation of the Term Lenders to make any Arrowhead Term Loans hereunder.  The Arrowhead Term

Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13, and once repaid in accordance with the provisions hereof may not be reborrowed.

(d)

At any time during the Blue Angel Term Loan Availability Period, the Borrower may request, on a one-time basis, that the Term Lenders make Blue Angel Term Loans to the Borrower on the Blue Angel Asset Acquisition Consummation Date in order to facilitate the payment by the Borrower to the Blue Angel Asset Seller of the Blue Angel Asset Acquisition Consideration.  From and after the Second Amendment but prior to the earlier of (i) the making of any Blue Angel Term Loans and (ii) the last day of the Blue Angel Term Loan Availability Period, the Term Lenders shall have the Blue Angel Term Commitments that are reflected in the restated version of Schedule 1.1A hereto that was provided by the Administrative Agent in connection with the consummation of the Second Amendment.  Subject to the prior satisfaction of the conditions precedent to the making of any Blue Angel Term Loans specified below in this Section 2.1(d) and the other terms and conditions hereof, each Term Lender severally agrees to make a Blue Angel Term Loan to the Borrower on the Blue Angel Asset Acquisition Consummation Date in an amount equal to the respective amount of the Blue Angel Term Commitment of such Term Lender in effect as of the date of such request by the Borrower.  The Blue Angel Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13, and once repaid in accordance with the provisions hereof may not be reborrowed.  Without limiting the generality of the foregoing, the following shall be conditions precedent to the obligation of any Term Lender to make any Blue Angel Term Loan:

(i)Fees.  The Administrative Agent shall have received from the Borrower the full amount of any Blue Angel Term Loan Commitment Fees required by Section 2.9(c) to have been paid prior to and/or in connection with the making of any Blue Angel Term Loans.

(ii)Costs and Expenses.  The Borrower shall have paid all costs and expenses of the Administrative Agent then due in accordance with Section 10.5, to the extent such costs and expenses have been invoiced to the Borrower prior to the Blue Angel Asset Acquisition Consummation Date (which amounts may be paid with proceeds of the Blue Angel Term Loans made on the Blue Angel Asset Acquisition Consummation Date and may be reflected in the Blue Angel Flow of Funds Agreement.

(iii)Blue Angel Assets Collateral Information Certificate.  The Administrative Agent shall have received from the Borrower a completed Blue Angel Assets Collateral Information Certificate executed by a Responsible Officer of the Borrower.

(iv)Schedules.  The Administrative Agent shall have received from the Borrower any updates to the Schedules to the Guarantee and Collateral Agreement (including Schedules 5 and 6 thereto) that are required as a result of the consummation of the Blue Angel Asset Acquisition and any previous or contemporaneous transfers of assets (including Intellectual Property) from Enterasys to the Borrower or, as applicable, from the Borrower to a Subsidiary of the Borrower.

(v)Second Amended and Restated Borrower Patent and Trademark Security Agreement.  The Administrative Agent shall have received from the

Borrower a duly executed original (or, if elected by the Administrative Agent, an executed facsimile or PDF followed promptly by an executed original) counterpart of any amendment to or amendment and restatement of the Second Amended and Restated Borrower Patent and Trademark Security Agreement, together with all schedule information relating thereto that has been reasonably requested by the Administrative Agent.

(vi)Other Security Documents.  The Administrative Agent shall have received from the Borrower, subject to the Blue Angel Acquired Assets Lien Perfection Qualification, each other Security Document reasonably required by the Administrative Agent to create, protect or perfect the Liens of the Administrative Agent (held for the ratable benefit of the Secured Parties) in any Collateral of any Loan Party that is acquired or created as a result of the consummation of the Blue Angel Asset Acquisition, in each case, executed and delivered by the applicable Loan Party party thereto.

(vii)Blue Angel Flow of Funds Agreement.  The Administrative Agent shall have received a completed Blue Angel Flow of Funds Agreement, executed and delivered by the parties thereto.

(viii)Blue Angel Asset Acquisition.  The following transactions shall have been consummated, or shall be consummated substantially contemporaneously with the making of any Blue Angel Term Loans:

(A)the Blue Angel Asset Acquisition shall be consummated by no later than November 30, 2017 in accordance with applicable law, the Blue Angel Asset Purchase Agreement and the other Blue Angel Asset Acquisition Documents;

(B)all conditions to the consummation of the Blue Angel Asset Acquisition set forth in the Blue Angel Asset Acquisition Documents shall have been satisfied or, if permitted by clause (E) immediately below, waived by no later than November 30, 2017;

(C)the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that all conditions precedent to the consummation of the Blue Angel Asset Acquisition have been satisfied or waived, and attaching thereto true, correct and complete copies of (1) the fully-executed Blue Angel Asset Purchase Agreement (together with all exhibits thereto and the “Disclosure Schedule” relating thereto), (2) an acceptable version of any quality of earnings report that is prepared in connection with the Blue Angel Asset Acquisition, (3) the finalized regulatory approvals (including any foreign regulatory approvals) relating to the Blue Angel Asset Acquisition, and (D) such other Blue Angel Asset Acquisition Documents as the Administrative Agent may reasonably request;

(D)the amount of the Blue Angel Asset Acquisition Consideration shall not exceed the “purchase price” (however designated) as defined in the Blue Angel Asset Purchase Agreement (which “purchase price”, for the avoidance of doubt, shall include any Blue Angel Deferred Payment Obligations and Blue Angel Earn-Out Payment Obligations);

(E)the form of the Blue Angel Asset Purchase Agreement shall not have changed in any material respect or in any manner that is materially adverse to the Administrative Agent or the Lenders since the most recent draft of the Blue Angel Asset Purchase Agreement that was provided to the Administrative Agent prior to the Second Amendment Date (and any increase in the “purchase price” (however designated) defined in the Blue Angel Asset Purchase Agreement shall be deemed to be a change to the Blue Angel Asset Purchase Agreement that is materially adverse to the Administrative Agent and the Lenders), and no condition to the consummation of the Blue Angel Asset Acquisition has been waived by the Borrower, in each case, except as approved in writing by the Administrative Agent;

(ix)Governmental and Other Approvals.  All Governmental Approvals and consents and approvals of, or notices to, any other Person (including the holders of any Capital Stock issued by any Loan Party) required in connection with the Blue Angel Asset Acquisition, the funding of Blue Angel Term Loans by the Lenders on the Blue Angel Asset Acquisition Consummation Date and the operations of the Loan Parties as expected to result from the Blue Angel Asset Acquisition shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that could reasonably be expected to restrain, prevent or otherwise impose burdensome conditions on the Blue Angel Asset Acquisition or the funding of the Blue Angel Term Loans on or about the Blue Angel Asset Acquisition Consummation Date;

(x)Secretary’s Certificates; Certified Operating Documents; Good Standing Certificates.  The Administrative Agent shall have received a certificate of the Borrower, dated the Blue Angel Asset Acquisition Date and executed by the Chief Financial Officer of the Borrower, substantially in the form of Exhibit C, with appropriate conforming changes, insertions and attachments, including (A) the Operating Documents of the Borrower (and, for the avoidance of doubt, the certificate of incorporation (or equivalent) of the Borrower shall be certified by the Governmental Authority of the State of Delaware), (B) the relevant board resolutions or written consents adopted by the Borrower for purposes of authorizing the Borrower to enter into and perform the Blue Angel Asset Acquisition Documents to which the Borrower is party, (C) the names, titles, incumbency and signature specimens of those representatives of the Borrower who have been authorized by such resolutions and/or written consents to execute Blue Angel Asset Acquisition Documents on behalf of the Borrower, and (D) a good standing certificate for the Borrower certified as of a recent date by the appropriate Governmental Authority of the State of Delaware.

(xi)Responsible Officers Certificates.

(A)The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower, dated as of the Blue Angel Asset Acquisition Consummation Date and in form and substance reasonably satisfactory to the Administrative Agent, either (1) attaching copies of all consents, licenses and approvals (other than any applicable board resolutions or written consents of the Loan Parties) required in connection with the execution, delivery and performance by the Borrower and the validity against the Borrower of the Blue Angel Asset Acquisition Documents to which it is party, and such consents, licenses and approvals shall be in full force and effect, or (2) stating that no such consents, licenses or approvals are so required;

(B)The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower, dated as of the Blue Angel Asset Acquisition Consummation Date and in form and substance reasonably satisfactory to the Administrative Agent, certifying (1) that, as of the Blue Angel Asset Acquisition Date, after giving effect to the consummation of the Blue Angel Asset Acquisition and the making of the Blue Angel Term Loans, each of the 2017 Credit Facility Representations and Warranties made by each Loan Party in or pursuant to any Loan Document (x) that is qualified by materiality is true and correct, and (y) that is not qualified by materiality, is true and correct in all material respects, in each case, on and as of such date as if made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty was true and correct in all respects or all material respects, as required, as of such earlier date, (2) that, as of the Blue Angel Asset Acquisition Consummation Date, after giving effect to the consummation of the Blue Angel Asset Acquisition and the making of the Blue Angel Term Loans, each of the Blue Angel Representations and Warranties made by the Blue Angel Seller in or pursuant to Blue Angel Asset Purchase Agreement (x) that is qualified by materiality, is true and correct, and (y) that is not qualified by materiality, is true and correct in all material respects, in each case, on and as of such date as if made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty was true and correct in all respects or all material respects, as required, as of such earlier date, but, for the avoidance of doubt and in each case under this clause (2), only to the extent that the Borrower has the right to terminate the Borrower’s obligations under the Blue Angel Asset Purchase Agreement (or to decline to consummate the Blue Angel Asset Acquisition) as a result of the failure of any such Blue Angel Representation and Warranty to be true and correct, (3) that there has been no event or circumstance since the date of the last audited annual financial statements of the Borrower that has had or that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (4) subject to the foregoing and to the Blue Angel Acquired Assets Lien Perfection Qualification, that no Default or Event of Default has occurred and is continuing on the Blue Angel Asset Acquisition Consummation Date, (5) the attachment thereto of detailed calculations (in substantially the form of Part III of Attachment 3 to the form of pro forma Compliance Certificate set forth at Exhibit B and otherwise in form and substance reasonably satisfactory to the Administrative Agent) evidencing that the Consolidated Leverage Ratio of the Borrower and its consolidated Subsidiaries as of the last day of the most recently ended fiscal quarter of the Borrower for which the Borrower has delivered financial statements pursuant to Section 6.1 (and giving pro forma effect to the consummation of the Blue Angel Asset Acquisition and the making of any Blue Angel Term Loans as if such transactions were consummated on such day) did not exceed 3.50:1.00, and (5) that the Borrower holds no less than $85,000,000 of unrestricted cash and Cash Equivalents as of the Blue Angel Asset Acquisition Consummation Date after giving effect to the consummation of the Blue Angel Asset Acquisition and the funding of Blue Angel Term Loans on the Blue Angel Asset Acquisition Consummation Date.

(xii)Section 7.8 Permitted Acquisition.  The Borrower shall have complied, with respect to the consummation of the Blue Angel Asset Acquisition, with all requirements set forth in Section 7.8 relating to “Permitted Acquisitions” (including any such requirements relating to there being no Defaults or Events of Default immediately before and immediately after giving effect to any such Permitted Acquisition, any such requirements that officers certificates be delivered and any such requirements relating to the Borrower’s demonstration of pro forma compliance with the financial covenants set forth in Section 7.1).  For the avoidance of doubt, the conditions precedent specified in this Section 2.1(d) shall not be duplicative of any conditions precedent specified in Section7.8(o).

(xiii)Collateral Matters.

(A)Lien Searches.  The Administrative Agent shall have received the results of recent lien searches in the jurisdiction where the Blue Angel Seller (and, as applicable, any Subsidiaries of the Blue Angel Seller reasonably specified by the Administrative Agent) is formed or organized, and such searches shall reveal no liens on any of the Blue Angel Acquired Assets except for Liens permitted by Section 7.3 or liens to be discharged on or prior to the Blue Angel Asset Acquisition Consummation Date (which liens shall be discharged pursuant to documentation reasonably satisfactory to the Administrative Agent);

(B)Pledged Stock; Stock Powers; Pledged Notes.  To the extent required to be delivered pursuant to the Guarantee and Collateral Agreement, the Administrative Agent shall have received original versions of (A) any certificates representing equity interests that constitute Blue Angel Acquired Assets (and that do not constitute Excluded Assets), together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the Borrower, and (B) each promissory note (if any) that constitutes an Blue Angel Acquired Asset (and that does not constitute an Excluded Asset), endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the Borrower.  Notwithstanding the foregoing, to the extent that the perfection of any Lien of the Administrative Agent (held for the ratable benefit of the Secured Parties) in any of the Blue Angel Acquired Assets is not or cannot be provided on the Blue Angel Asset Acquisition Consummation Date (other than any Blue Angel Acquired Assets with respect to which a Lien may be perfected by means of (x) the filing of a UCC financing statement, (y) the delivery of certificated securities, or (z) the filing of a notice with the United States Patent and Trademark Office or the United States Copyright Office), after the Borrower’s use of commercially reasonable efforts to do so, the perfection of such Lien in such Blue Angel Acquired Assets shall not constitute a condition precedent pursuant to this clause (xiii)(B) but shall be required to be provided within 30 days (or such longer period to which the Administrative Agent may agree in writing) after the Blue Angel Asset Acquisition Consummation Date pursuant to arrangements mutually agreed between the Borrower and the Administrative Agent).  The qualification specified in the immediately preceding sentence shall be referred to herein as the “Blue Angel Acquired Assets Lien Perfection Qualification”;

(C)Filings, Registrations, Recordings, Agreements, Etc.  Subject to the Blue Angel Acquired Assets Lien Perfection Qualification, to the extent not having been made prior to the Blue Angel Asset Acquisition Consummation Date or, as applicable, delivered to the Administrative Agent prior to such date, each document (including any UCC financing statements, Deposit Account Control Agreements, Securities Account Control Agreements, and landlord access agreements and/or bailee waivers) required by the Loan Documents or under applicable law or reasonably requested by the Administrative Agent to be filed, executed, registered or recorded to create in favor of the Administrative Agent (for the ratable benefit of the Secured Parties) a perfected Lien on any Blue Angel Acquired Assets that constitute Collateral (and not Excluded Assets) as of the Blue Angel Asset Acquisition Consummation Date, prior and superior in right and priority to any Lien in such Collateral held by any other Person (other than with respect to

Liens expressly permitted by Section 7.3), shall have been executed (if applicable) and delivered to the Administrative Agent in proper form for filing, registration or recordation.

(xiv)Sufficiency of Cash on Hand and Consolidated Leverage Ratio.  (A) The Borrower shall hold no less than $85,000,000 of cash and Cash Equivalents as of the Blue Angel Asset Acquisition Consummation Date after giving effect to the consummation of the Blue Angel Asset Acquisition and the making of the Blue Angel Term Loans.  (B)  The Consolidated Leverage Ratio, calculated on a pro forma basis as of the last day of the most recently ended fiscal quarter of the Borrower for which the Borrower has delivered financial statements pursuant to Section 6.1, after giving pro forma effect to the consummation of the Blue Angel Asset Acquisition and the making of the Blue Angel Term Loans, as if such transactions had been consummated on such day, shall be no more than 3.50 to 1.00.

(xv)Borrowing Notices.  The Administrative Agent shall have received, in respect of the Blue Angel Term Loans to be made on the Blue Angel Asset Acquisition Consummation Date, a completed Notice of Borrowing executed by the Borrower and otherwise complying with the requirements of Section 2.2.

(xvi)Blue Angel Asset Acquisition Consummation Date Solvency Certificate.  The Administrative Agent shall have received a Blue Angel Asset Acquisition Consummation Date Solvency Certificate from the chief financial officer or treasurer of the Borrower.

(xvii)No Material Adverse Effect.  There shall not have occurred since the date of the most recent audited annual financial statements of the Borrower delivered to the Administrative Agent hereunder any event or condition that has had or that could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(xviii)Blue Angel Pro Forma Financial Model.  The Administrative Agent shall have received the Blue Angel Pro Forma Financial Model.

(xix)Representations and Warranties; No Default.

(A)Solely with respect to the 2017 Credit Facility Representations and Warranties that are required to be made on the date on which the Blue Angel Term Loans are made (which is anticipated to be the Blue Angel Asset Acquisition Consummation Date), after giving effect to the consummation of the Blue Angel Asset Acquisition and the making of the Blue Angel Term Loans, each of the 2017 Credit Facility Representations and Warranties made by each Loan Party in or pursuant to any Loan Document (x) that is qualified by materiality is true and correct, and (y) that is not qualified by materiality, is true and correct in all material respects, in each case, on and as of such date as if made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty was true and correct in all respects or all material respects, as required, as of such earlier date;

(B)Solely with respect to the Blue Angel Representations and Warranties that are required to be made on the Blue Angel Asset Acquisition Consummation Date, each of the Blue Angel Representations and Warranties made by the Blue Angel Seller in or pursuant to the Blue Angel Asset Purchase Agreement (x) that is qualified by materiality, shall be true and correct, and (y) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of the Blue Angel Asset Acquisition Consummation Date, as if made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all respects or all material respects, as required, as of such earlier date, but, for the avoidance of doubt and for all purposes under this clause (B), only to the extent that the Borrower has the right to terminate the Borrower’s obligations under the Blue Angel Asset Purchase Agreement (or to decline to consummate the Blue Angel Asset Acquisition) as a result of the failure of any such Blue Angel Representation and Warranty to be true and correct; and

(C)Subject to the Blue Angel Acquired Assets Lien Perfection Qualification, after giving effect to the consummation of the Blue Angel Asset Acquisition and the making of the Blue Angel Term Loans, no Default or Event of Default shall have occurred and be continuing.

From and after the date on which any Blue Angel Term Loans are made hereunder, the scheduled amortization installment payments of all Term Loans then outstanding shall be recalculated as contemplated by Sections 2.3 and 2.26.

(f)Section 2.2.  Section 2.2 of the Amended and Restated Credit Agreement shall be amended and restated to read in its entirety as follows:

2.2Procedure for Term Loan Borrowing.

(a)

Amendment and Restatement Date Term Loans.  The Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing (which must be received by the Administrative Agent prior to 10:00 A.M., Pacific time, one Business Day prior to the anticipated Amendment and Restatement Date (with originals to follow within three Business Days)) requesting that the Term Lenders make Term Loans on the Amendment and Restatement Date and specifying the amount to be borrowed.  Upon receipt of any such Notice of Borrowing, the Administrative Agent shall promptly notify each Term Lender thereof.  Not later than 12:00 P.M., Pacific time, on the Amendment and Restatement Date, each Term Lender shall make available to the Administrative Agent at the Term Loan Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be funded by such Lender on the Amendment and Restatement Date (subject, however, to Section 2.1(b)).  The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.

(b)

Arrowhead Term Loans.  The Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing (which must be received by the Administrative Agent prior to 10:00 A.M., Pacific time, two Business Days prior to the anticipated Second Amendment Date (with originals to follow within three Business Days)) requesting that the Term Lenders make Arrowhead Term Loans on the Second Amendment Date and specifying the aggregate principal amount to be borrowed (which aggregate principal amount, for the avoidance of doubt and for all such requested Arrowhead Term Loans taken together, shall not exceed the aggregate amount of the Arrowhead Term Commitments).  Upon receipt of any such Notice of Borrowing, the

Administrative Agent shall promptly notify each Term Lender thereof.  Not later than 12:00 P.M., Pacific time, on the Second Amendment Date (but subject to the satisfaction of the conditions precedent to the making of such Arrowhead Term Loans set forth herein and in the Second Amendment), each Term Lender shall make available to the Administrative Agent at the Term Loan Funding Office an amount in immediately available funds equal to the Arrowhead Term Loan or Arrowhead Term Loans to be funded by such Lender on the Second Amendment Date.  The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.

(c)

Blue Angel Term Loans.  The Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing (which must be received by the Administrative Agent prior to 10:00 A.M., Pacific time, two Business Days prior to the anticipated Blue Angel Asset Acquisition Consummation Date Date (with originals to follow within three Business Days)) requesting that the Term Lenders make Blue Angel Term Loans on such date and specifying the amount to be borrowed.  Upon receipt of any such Notice of Borrowing, the Administrative Agent shall promptly notify each Term Lender thereof.  Not later than 12:00 P.M., Pacific time, on the Blue Angel Asset Acquisition Consummation Date (but subject to the satisfaction of the conditions precedent to the making of such Blue Angel Term Loans set forth herein (including in Section 2.1(d)), each Term Lender shall make available to the Administrative Agent at the Term Loan Funding Office an amount in immediately available funds equal to the Blue Angel Term Loan or Blue Angel Term Loans to be funded by such Lender on the Blue Angel Asset Acquisition Consummation Date.  The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.

(g)Section 2.3.  Section 2.3 of the Amended and Restated Credit Agreement shall be amended and restated to read in its entirety as follows:

2.3Repayment of Term Loans.

(a)Existing Term Loans and Arrowhead Term Loans.  The principal amount of the Term Loans of the Term Lenders, which, for the avoidance of doubt, shall include the principal amount of all Existing Term Loans of such Term Lenders outstanding as of the Second Amendment Date and all Arrowhead Term Loans of such Term Lenders outstanding as of the Second Amendment Date (the aggregate principal amount of all of which outstanding Term Loans is anticipated to be $163,712,500 as of the Second Amendment Date (after giving effect to the making of any Arrowhead Term Loans on the Second Amendment Date)) will be subject to amortization in accordance with the table appearing immediately below on the last Business Day of each calendar quarter, beginning on September 29, 2017, with a final payment on the Term Loan Maturity Date of all remaining Term Loan principal then outstanding.  In respect of each calendar quarter indicated below, the Borrower shall pay to the Administrative Agent the portion of the outstanding Term Loan principal indicated below opposite of such calendar quarter, and the Administrative agent shall distribute each such installment payment made by the Borrower to the Term Lenders in accordance with the respective Term Percentages of such Term Lenders.

Calendar Quarters from and after Second Amendment Date	Quarterly Amortization of Original Aggregate Term Loan Principal Amounts
One (Quarters 1-4)	2.50% per quarter (aggregate of 10% annually)
Two (Quarters 5-8)	3.75% per quarter (aggregate of 15% annually)
Three (Quarters 9-12)	5.00% per quarter (aggregate of 20% annually)
Four (Quarters 13-16)	6.25% per quarter (aggregate of 25% annually)
Five (Quarters 17-19 plus final payment on the Term Loan Maturity Date)	7.50% per quarter and on the Term Loan Maturity Date (aggregate of 30% annually)

(b)Blue Angel Term Loans.  From and after the date on which any Blue Angel Term Loans are made hereunder, the principal amount of the Blue Angel Term Loans of the Term Lenders, will be subject to amortization in accordance with the table appearing immediately below on the last Business Day of each calendar quarter, beginning on the first such Business Day to occur after the date such Blue Angel Term Loans are made, with a final payment on the Term Loan Maturity Date of all remaining Blue Angel Term Loans principal then outstanding.  In respect of each calendar quarter indicated below, the Borrower shall pay to the Administrative Agent the portion of the outstanding Blue Angel Term Loan principal indicated below opposite of such calendar quarter, and the Administrative agent shall distribute each such installment payment made by the Borrower to the Term Lenders in accordance with the respective Term Percentages of such Term Lenders.

Calendar Quarters from and after Second Amendment Date	Quarterly Amortization of Original Aggregate Blue Angel Term Loan Principal Amounts
One (Quarters 1-4)	2.50% per quarter (aggregate of 10% annually)
Two (Quarters 5-8)	3.75% per quarter (aggregate of 15% annually)
Three (Quarters 9-12)	5.00% per quarter (aggregate of 20% annually)
Four (Quarters 13-16)	6.25% per quarter (aggregate of 25% annually)
Five (Quarters 17-19 plus final payment on the Term Loan Maturity Date)	7.50% per quarter and on the Term Loan Maturity Date (aggregate of 30% annually)

(c)Incremental Term Loans.  The amortization of Incremental Term Loans shall be as agreed between the Borrower, the Administrative Agent and the Lenders funding such Incremental Term Loans, in each case, subject to the provisions of Section 2.26(i).

For the avoidance of doubt, to the extent not previously paid, all then outstanding Term Loans (including all then outstanding principal of any Existing Term Loans, Arrowhead Term Loans, Blue Angel Term Loans and any Incremental Term Loans) shall be due and payable on the Term Loan Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

(h)Section 2.9 of the Amended Credit Agreement shall be amended and restated to read in its entirety as follows:

2.9Fees.

(a)

Upfront Fee.  (i) On or prior to the Amendment and Restatement Date, the Borrower agrees to pay to the Administrative Agent an upfront fee in the amount specified in the Fee Letter.  (ii) On or prior to the Second Amendment Date, the Borrower agrees to pay to the Administrative Agent an upfront fee in the amount specified in the 2017 Fee Letter.

(b)

Revolver Commitment Fee.  As additional compensation for the Total Revolving Commitments, the Borrower shall pay to the Administrative Agent for the account of the Lenders, a fee for the Borrower’s non-use of available funds under the Revolving Facility (the “Revolver Commitment Fee” and, together with the Blue Angel Term Loan Commitment Fee, the “Commitment Fee”), payable quarterly in arrears on the first Business Day of each calendar quarter occurring prior to the Revolving Termination Date, and on the Revolving Termination Date, in an amount equal to the Commitment Fee Rate multiplied by the average unused portion of the Total Revolving Commitments, as reasonably determined by the Administrative Agent.  The average unused portion of the Total Revolving Commitments measured as of any date and for any period ending on such date (the “Average Unused Total Revolving Commitments” as of such date and for such period), for purposes of this calculation, shall equal the difference between (i) the Total Revolving Commitments as of such date (as the same shall be reduced from time to time pursuant to Section 2.10), and (ii) the sum of (A) the average for such period of the daily closing balance of the Revolving Loans outstanding, (B) the aggregate undrawn amount of all Letters of Credit outstanding as of such date, and (C) the aggregate amount of all L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans as of such date.  For the avoidance of doubt, the amount of any Swingline Loans at any time outstanding during such period shall not be counted towards or considered usage of the Total Revolving Commitments for purposes of determining the Revolver Commitment Fee.

(c)

Blue Angel Term Loan Commitment Fee.  As additional compensation for the Blue Angel Term Commitments, the Borrower shall pay to the Administrative Agent for the account of the Lenders, a fee for the Blue Angel Term Loan Commitments (the “Blue Angel Term Loan Commitment Fee”), payable (i) quarterly in arrears on the first Business Day of each calendar quarter occurring after the Second Amendment Date but prior to the earliest to occur of (1) the date on which the Lenders make the Blue Angel Term Loans, (2) the Blue Angel Asset Acquisition Deadline, and (3) the date of the termination of the Blue Angel Term Commitments, and (ii) on the earliest to occur of (1) the date on which the Lenders make the Blue Angel Term Loans, (2) the Blue Angel Asset Acquisition Deadline, and (3) the date of the termination of the Blue Angel Term Commitments, in the case of each such payment of Blue Angel Term Commitment Fees, in an amount equal to the Commitment Fee Rate multiplied by the aggregate amount of the Blue Angel Term Loan Commitments of all of the Term Lenders then in effect.

(d)

Fee Letter Fees; 2017 Fee Letter Fees.  Without duplication of Section 2.9(a), the Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates specified in each of the Fee Letter and the 2017 Fee Letter, and to perform any other obligations contained therein.

(e)	Fees Nonrefundable. All fees payable under this Section 2.9 shall be fully earned on the date paid and nonrefundable.

(i)Section 2 of the Amended Credit Agreement shall be further amended by adding the following as new Section 2.26 thereof:

2.26Incremental Term Loans.

(a)

Incremental Term Loans.  At any time during the period commencing on the Second Amendment Date and ending on the Business Day prior to the Term Loan Maturity Date, provided no Default or Event of Default has occurred and is continuing and subject to the conditions set forth in clause (e) below, upon notice to the Administrative Agent, the Borrower may, from time to time, request (on not more than two occasions) the funding of a new Term Loan from one or more existing Lenders and/or from other Eligible Assignees reasonably acceptable to the Administrative Agent and the Borrower (each, an “Incremental Term Loan” and, collectively, the “Incremental Term Loans”), in an aggregate principal amount for all such Incremental Term Loans not to exceed $50,000,000.   Any Incremental Term Loan shall be in a minimum amount of $5,000,000 (or such lower amount that represents all remaining Incremental Term Loan availability under this Section 2.26(a)) and integral multiples of $5,000,000 in excess thereof (or such lower amount that represents all remaining Incremental Term Loan availability under this Section 2.26(a)).  Notwithstanding the foregoing or anything to the contrary set forth in any Loan Document, not more than $25,000,000 in aggregate principal amount of such Incremental Term Loans may be requested by the Borrower to finance general corporate purposes of the Borrower and/or its Subsidiaries; provided that, without duplication, up to the entire $50,000,000 aggregate principal amount of such permitted Incremental Term Loans may be requested by the Borrower for purposes of financing the consideration payable by the Borrower in connection with one or more Permitted Acquisitions in accordance with the terms and provisions of Section 7.8

(b)

Lender Election to Increase; Prospective Lenders.  At the time of sending any such notice requesting an Incremental Term Loan, the Borrower (in consultation with the Administrative Agent) shall specify the time period (such period, the “Election Period”) within which each Lender is requested to respond (which Election Period shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders), and the Administrative Agent shall promptly thereafter notify each Lender of the Borrower’s request for such Incremental Term Loan, the purpose for which the proceeds of such requested Incremental Term Loan will be used by the Borrower and the Election Period during which each Lender is requested to respond to such Borrower request; provided that, if such notice indicates that such notice is conditioned upon the occurrence of a specified event, the Borrower may revoke such notice if such event does not occur prior to the requested funding date (but the Borrower shall be responsible for paying any indemnified costs pursuant to Section 2.21).  No Term Lender shall be obligated to participate in any Incremental Term Loan, and each such Lender’s determination to participate in any such Incremental Term Loan shall be in such Lender’s sole and absolute discretion.  Any Lender not responding by the end of such Election Period shall be deemed to have declined to participate in any such Incremental Term Loan.  To the extent a sufficient number of Term Lenders (or their Affiliates) do not agree to provide a requested Incremental Term Loan on terms acceptable to the Borrower, the Borrower may invite any prospective lender that satisfies the criteria of being an “Eligible Assignee” and that is reasonably satisfactory to the Administrative Agent to become a Lender pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent in connection with the proposed Incremental Term Loan (provided that the joinder of any such “Lender” for the purpose of providing all or any portion of any such Incremental Term Loan shall not require the consent of any other Lender (including any other “Lender” that is joining this Agreement) to provide all or part of such Incremental Term Loan).

(c)

Effective Date and Allocations.  If an Incremental Term Loan is to be made in accordance with this Section 2.26, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such Incremental Term Loan among the Term Lenders.  The Administrative Agent shall promptly notify the Borrower and the Term Lenders of the final allocation of such Incremental Term Loan and the Increase Effective Date.

(d)	Conditions Precedent. Each of the following shall be the only conditions precedent to the making of an Incremental Term Loan:

(i)The Borrower shall deliver to the Administrative Agent a certificate of the Borrower, dated as of the Increase Effective Date (in sufficient copies for each Lender), signed by a Responsible Officer of the Borrower and certifying the attachment of the resolutions adopted by each Loan Party, if any, approving or consenting to such Incremental Term Loan or, as applicable, the guaranty of the Obligations of the Borrower in respect thereof.

(ii)Each of the conditions precedent set forth in Section 5.2 shall be satisfied.

(iii)The Borrower shall demonstrate to the reasonable satisfaction of the Administrative Agent (including by delivery of the Compliance Certificate contemplated by clause (iv) immediately below) that:

(A)the minimum Consolidated Fixed Charge Coverage Ratio, calculated as of the last day of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 6.1, but giving effect, on a pro forma basis, to the requested Incremental Term Loan (as if such requested Incremental Term Loan had been made on such day), shall be no less than the minimum Consolidated Fixed Charge Coverage Ratio required pursuant to Section 7.1(a) to have been maintained as of such day;

(B)the minimum Consolidated Quick Ratio, calculated as of the last day of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 6.1, but giving effect, on a pro forma basis, to the requested Incremental Term Loan (as if such requested Incremental Term Loan had been made on such day), shall be no less than the minimum Consolidated Quick Ratio required pursuant to Section 7.1(b) to have been maintained as of such day; and

(C)the maximum Consolidated Leverage Ratio, calculated as of the last day of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 6.1, but giving effect, on a pro forma basis, to the requested Incremental Term Loan (as if such requested Incremental

Term Loan had been made on such day), shall be no greater than 0.25 less than the maximum Consolidated Leverage Ratio required by Section 7.1(c) to have been observed as of such day.

(iv)The Borrower shall have delivered to the Administrative Agent a Compliance Certificate certifying as to compliance with the requirements of clauses (ii) and (iii) above, together with all reasonably detailed calculations evidencing compliance with clause (iii) above.

(v)The Borrower shall (x) deliver to any Lender providing any portion of any such newly requested Incremental Term Loan any new or replacement Notes requested by such Lender, and (y) have executed any amendments to this Agreement and the other Loan Documents as may be reasonably required by the Administrative Agent to effectuate the provisions of this Section 2.26, including, if applicable, any amendment that may be necessary to ensure and demonstrate that the Liens and security interests granted by the Loan Documents are perfected under the UCC or other applicable law to secure the Obligations in respect of such Incremental Term Loans.

(vi)The Borrower shall have paid to the Administrative Agent any fees required to be paid pursuant to the terms of the 2017 Fee Letter (including any Incremental Upfront Fees), and shall have paid to any Term Lender any fees required to be paid to such Term Lender in connection with Incremental Term Loan.

(vii)Solely in connection with any such Incremental Term Loan that is being requested by the Borrower for the sole purpose of financing the consideration payable by the Borrower in connection with a Permitted Acquisition undertaken from and after the Second Amendment Date, the Borrower shall demonstrate to the reasonable satisfaction of the Administrative Agent that the Borrower has complied with all requirements set forth in Section 7.8(o) with respect to such Permitted Acquisition.

(f)

Distribution of Revised Commitments Schedule.  The Administrative Agent shall promptly distribute to the parties an amended Schedule 1.1A (which shall be deemed incorporated into this Agreement), to reflect the addition of any new Term Lenders that have provided a portion of any such Incremental Term Loan, and the respective Term Percentages of the Term Lenders resulting therefrom.

(g)	Conflicting Provisions. This Section shall supersede any provisions in Section 2.18 or Section 10.1 to the contrary.
(h)

Incremental Term Loans as Term Loans.  Any Incremental Term Loans shall, for purposes of principal repayment and interest, be treated substantially the same as the Arrowhead Term Loans funded on the Second Amendment Date, and shall be made on the same terms (including with respect to pricing, and maturity date) as, and made pursuant to the same documentation as, is applicable to, the Arrowhead Term Loans.

(i)Terms of Incremental Term Loans.  The Incremental Term Loan shall, for purposes of prepayments, be treated substantially the same as any previously funded Term Loans and shall have the same terms as such previously funded Term Loans, except as may be mutually agreed among the Borrower, the Administrative Agent and the Required Lenders (not to be unreasonably withheld or delayed); provided that, in any case, (i) no Incremental Term Loan shall have a final maturity date that is earlier than the Term

Loan Maturity Date, (ii) the amortization schedule relating to any Incremental Term Loan shall not have a weighted average life to maturity that is shorter than the remaining weighted average life to maturity of any previously funded Term Loan, and (iii) to the extent the initial yield (including any original issue discount or similar yield-related discounts, deductions or payments but excluding any customary arrangement or commitment fees payable to the Administrative Agent) applicable to any Incremental Term Loan is higher than the initial yield applicable to such previously funded Term Loans (without giving effect to the application of any Default Rate), by more than 0.50%, the Borrower shall enter into an amendment to this Agreement to increase the Applicable Margin applicable to previously funded Term Loans other than such Incremental Term Loan, to the extent necessary so that the Applicable Margin on such Incremental Term Loan is no more than 0.50% greater than the applicable margin related to such previously funded Term Loans (the “MFN Protection”).

(j)Section 4.1(a).  Section 4.1(a) of the Amended and Restated Credit Agreement shall be amended by adding the following sentence after the first sentence thereof:

The 2017 Pro Forma Financial Model has been prepared giving pro forma effect to (i) the consummation of the Arrowhead Asset Acquisition, (ii) the Loans to be made on the Second Amendment Date and the use of proceeds thereof, and (iii) the payment of fees and expenses in connection with the foregoing.  The 2017 Pro Forma Financial Model has been prepared based on the best information available to the Borrower as of the date thereof, and presents fairly in all material respects on a pro forma basis the estimated and projected consolidated financial position of Borrower and its Subsidiaries as of March 31, 2017, assuming that the events specified in the preceding sentence had actually occurred at such date.

(k)Section 4.4.  Section 4.4 of the Amended and Restated Credit Agreement shall be amended by amending and restating the third sentence of such Section 4.4 to read in its entirety as follows:

No Governmental Approval or consent or authorization of, filing with, notice to or other act by or in respect of, any other Person is required in connection with the Asset Acquisition, the Arrowhead Asset Acquisition, the Blue Angel Asset Acquisition or the extensions of credit hereunder or in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) Governmental Approvals, consents, authorizations, filings and notices described in Part A of Schedule 4.4, which Governmental Approvals, consents, authorizations, filings and notices have been obtained or made and are in full force and effect, (ii) the filings referred to in Section 4.19, (iii) Governmental Approvals described in Part B of Schedule 4.4, and (iv) any approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

(l)Section 4.8.  Section 4.8 of the Amended and Restated Credit Agreement shall be amended and restated to read in its entirety as follows:

4.8Ownership of Property; Liens; Investments.  Each Group Member has title in fee simple to, or a valid leasehold interest in, all of its real property, and good title to, or a valid leasehold interest in, all of its other material property, and none of such property is subject to any Lien except as permitted by Section 7.3.  No Loan Party owns any Investment except as permitted by Section 7.8.  No Loan Party owns any fee interest in real estate as of the Second Amendment Date.  Section 10 of the 2013 Collateral Information Certificate sets forth a complete and accurate list of all leases of real property under which any Loan Party is the lessee as of the 2013 Closing Date.  Section 11 of the Collateral Information Certificate sets forth a complete and accurate list of all leases of real property under which any Loan Party is the lessee as of the date hereof with respect to the Asset Acquisition.  Section 11 of the Arrowhead Collateral Information Certificate sets forth a complete and accurate list of all leases of real property that constitute Arrowhead Acquired Assets.

(m)Section 4.16.  Section 4.15 of the Amended and Restated Credit Agreement shall be amended and restated to read in its entirety as follows:

4.16Use of Proceeds.  The proceeds of the Term Loans and the Revolving Loans shall be used (a) on the Amendment and Restatement Date, to repay the outstanding loans of lenders under the Existing Credit Agreement that are either not Lenders under this Agreement or whose Commitments under this Agreement are less than the outstanding loans held by such Lenders under the Existing Credit Agreement, (b) on the Amendment and Restatement Date, to finance a portion of the Asset Acquisition, (c) on the Second Amendment Date, to finance a portion of the Arrowhead Asset Acquisition, (d) to finance Permitted Acquisitions from and after the Second Amendment Date, (e) to pay related fees and expenses, and (f) for general corporate purposes.  All or a portion of the proceeds of the Revolving Loans, Swingline Loans and the Letters of Credit, shall be used for general corporate purposes.

(n)Section 4.18.  The following sentences shall be added to Section 4.18 of the Amended and Restated Credit Agreement as new sentences five and six:

As of the Second Amendment Date, the representations and warranties contained in the Arrowhead Asset Acquisition Documents are true and correct in all material respects, but in each case only to the extent that the Borrower has a right to terminate the Borrower’s obligations under the Arrowhead Asset Purchase Agreement (or to decline to consummate the Arrowhead Asset Acquisition) as a result of the failure of any such representation and warranty in the Arrowhead Asset Purchase Agreement to be true and correct.  As of the Second Amendment Date, all conditions to the consummation of the Arrowhead Asset Acquisition set forth in the Arrowhead Asset Acquisition Documents have been or will be satisfied.

(o)Section 4.20.  Section 4.20 of the Amended and Restated Credit Agreement shall be amended and restated to read in its entirety as follows:

4.20Solvency.  The Borrower, taken individually, and the Loan Parties, taken as a whole, are, and after giving effect to, as applicable, the Asset Acquisition, the Arrowhead Asset Acquisition, the consummation of the Transactions and the incurrence of all Indebtedness, Obligations and obligations being incurred in connection herewith and therewith, will be and will continue to be, Solvent.

(p)Section 6.2(a).  Section 6.2(a) of the Amended and Restated Credit Agreement shall be amended and restated to read in its entirety as follows:

(a)concurrently with the delivery of any financial statements pursuant to Section 6.1, and with respect to the last day of the applicable fiscal quarter or year to which such financial statements relate, a reasonably detailed report (in form and substance reasonably satisfactory to the Administrative Agent) that details the respective amounts of cash, Cash Equivalents and Investments held as of such date by each Subsidiary of the Borrower that is not a Loan Party as of such date;

(q)Section 6.2(h).  Section 6.2(h) of the Amended and Restated Credit Agreement shall be amended and restated to read in its entirety as follows:

(h)by no later than three days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to any of, as applicable, the 2013 Enterasys Stock Acquisition Documentation, the Asset Acquisition Documents, the Arrowhead Asset Acquisition Documents and the Blue Angel Asset Acquisition Documents; and

(r)Section 6.15.  Section 6.15 of the Amended and Restated Credit Agreement shall be amended and restated to read in its entirety as follows:

6.15Asset Acquisition; Arrowhead Asset Acquisition.  (a) Cause the Asset Acquisition to be consummated on or prior to the Asset Acquisition Deadline in accordance with applicable law, the Asset Purchase Agreement, the other Asset Acquisition Documents and the Loan Documents and comply in all material respects with all of the obligations of the Borrower arising under the Asset Purchase Agreement and the other Asset Acquisition Documents.  (b) Cause the Arrowhead Asset Acquisition to be consummated on or prior to the Arrowhead Asset Acquisition Deadline in accordance with applicable law, the Arrowhead Asset Purchase Agreement, the other Arrowhead Asset Acquisition Documents and the Loan Documents and comply in all material respects with all of the obligations of the Borrower arising under the Arrowhead Asset Purchase Agreement and the other Arrowhead Asset Acquisition Documents.  (c) In the event that the Borrower elects to consummate the Blue Angel Asset Acquisition, cause the Blue Angel Asset Acquisition to be consummated on or prior to the Blue Angel Asset Acquisition Deadline in accordance with applicable law, the Blue Angel Asset Purchase Agreement, the other Blue Angel Asset Acquisition Documents and the Loan Documents and comply in all material respects with all of the obligations of the Borrower arising under the Blue Angel Asset Purchase Agreement and the other Blue Angel Asset Acquisition Documents.

(s)Section 7.1.  Section 7.1 of the Amended and Restated Credit Agreement shall be amended and restated to read in its entirety as follows:

7.1Financial Condition Covenants.

(a)Minimum Consolidated Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio, determined as the last day of any fiscal quarter period of the Borrower, to be less than 1.25 to 1.00; provided that, notwithstanding anything to the contrary contained herein, solely with respect to the covenant test under this Section 7.1(a) that applies to the fiscal quarter ended June 30, 2017, compliance with such covenant test shall be (x) determined with reference to the definition of “Consolidated Fixed Charges” (and other defined terms embedded therein) in effect under this Agreement immediately prior to the Second Amendment Date, and (y) evidenced by means of the completion and delivery to the Administrative Agent of Part I of Attachment 3 to the form of Compliance Certificate that was set forth at Exhibit B of this Agreement immediately prior to the Second Amendment Date.

(b)Minimum Consolidated Quick Ratio.  Permit the Consolidated Quick Ratio, determined as of the last day of any fiscal quarter period of the Borrower specified below, to be less than the ratio set forth below opposite such fiscal quarter period.

Fiscal Quarter Ending	Minimum Ratio Required
June 30, 2017	1.15 to 1.00
September 30, 2017	1.05 to 1.00
December 31, 2017	1.05 to 1.00
March 31, 2018	1.10 to 1.00
June 30, 2018 and thereafter	1.15 to 1.00

provided that, notwithstanding anything to the contrary contained herein, solely with respect to the covenant test under this Section 7.1(b) that applies to the fiscal quarter ended June 30, 2017, compliance with such covenant test shall be (x) determined with reference to the definition of “Consolidated Quick Ratio” (and other defined terms embedded therein) in effect under this Agreement immediately prior to the Second Amendment Date, and (y) evidenced by means of the completion and delivery to the Administrative Agent of Part II of Attachment 3 to the form of Compliance Certificate that was set forth at Exhibit B of this Agreement immediately prior to the Second Amendment Date.

(c)Maximum Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio, determined as of the last day of any fiscal quarter period of the Borrower specified below, to exceed the ratio set forth below opposite such fiscal quarter period:

Fiscal Quarter Ending	Consolidated Leverage Ratio
June 30, 2017	2.50 to 1.00
September 30, 2017	3.50 to 1.00
December 31, 2017	3.25 to 1.00
March 31, 2018	3.00 to 1.00
June 30, 2018	2.75 to 1.00
September 30, 2018	2.50 to 1.00
December 31, 2018	2.25 to 1.00
March 31, 2019 and thereafter	2.00 to 1.00

provided that, notwithstanding anything to the contrary contained herein, solely with respect to the covenant test under this Section 7.1(c) that applies to the fiscal quarter ended June 30, 2017, compliance with such covenant test shall be (x) determined with reference to the definition of “Consolidated EBITDA” (and other defined terms embedded therein) in effect under this Agreement immediately prior to the Second Amendment Date, and (y) evidenced by means of the completion and delivery to the Administrative Agent of Part III of Attachment 3 to the form of Compliance Certificate that was set forth at Exhibit B of this Agreement immediately prior to the Second Amendment Date.

(d)Minimum Liquidity; Blue Angel Earn-Out Payments.  As a condition precedent to the Borrower’s making any Blue Angel Earn-Out Payment, and at least five Business Days prior to the making of such proposed Blue Angel Earn-Out Payment, the Borrower shall deliver to the Administrative Agent a certificate signed by a Responsible Officer of the Borrower (i) setting forth reasonably detailed calculations substantiating that, both immediately prior to and immediately after giving effect to such proposed Blue Angel Earn-Out Payment, Consolidated Liquidity is not less than $85,000,000, (ii) certifying that no Default or Event of Default exists immediately prior to, and that no Default or Event of Default will exist immediately after, giving effect to such proposed Blue Angel Earn-Out Payment, and (iii) certifying that, after giving effect to the making of such proposed Blue Angel Earn-Out Payment, each of the representations and warranties made by each Loan Party in or pursuant to any Loan Document (x) that is qualified by materiality is true and correct, and (y) that is not qualified by materiality, is true and correct in all material respects, in each case, on and as of such date as if made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty was true and correct in all respects or all material respects, as required, as of such earlier date.

(t)Section 7.2(n).  Section 7.2(n) of the Amended and Restated Credit Agreement shall be amended and restated to read in its entirety as follows:

(n)(i) secured Indebtedness of any Person that becomes, and continues as, a Subsidiary of any Loan Party after the Amendment and Restatement Date, and secured Indebtedness in respect of assets acquired in connection with the Arrowhead Asset Acquisition and in assets acquired after the Second Amendment Date pursuant to an acquisition permitted hereunder and existing at the time of such asset acquisition; provided that (A) the aggregate amount of all such secured Indebtedness permitted by this clause (i) shall not exceed $5,000,000 at any time outstanding, (B) no such Indebtedness is created in contemplation of such asset acquisition, (C) any such Indebtedness, as applicable, remains Indebtedness of such acquired Subsidiary and not of any Loan Party, and (D) immediately before and immediately after giving effect to the incurrence of such secured Indebtedness, no Default or Event of Default shall have occurred and be continuing (including any Event of Default arising from any failure to comply with the financial covenants set forth in Section 7.1), such calculation to be determined on a pro forma basis based on the financial information most recently delivered to the Administrative Agent pursuant to Section 6.1(a) or (b) (giving pro forma effect to such acquisition, as if such acquisition was consummated as of the last day of the period as to which such financial information relates); and (ii) (A) unsecured Indebtedness permitted by Section 7.2(h) of any Person that becomes, and continues as, a Subsidiary of any Loan Party after the date hereof, and (B) unsecured Indebtedness permitted by Section 7.2(h) in respect of assets acquired pursuant to an acquisition permitted hereunder and existing at the time of such asset acquisition; provided that (1) no such unsecured Indebtedness permitted by this clause (ii) is created in contemplation of such asset acquisition, and (2) immediately before and immediately after giving effect to the incurrence of any such unsecured Indebtedness permitted by this clause (ii), no Default or Event of Default shall have occurred and be continuing (including without limitation any Event of Default arising from any failure to comply with the financial covenants set forth in Section 7.1), such calculation to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6. 1(a) or (b);

(u)Section 7.8(e).  Section 7.8(e) of the Amended and Restated Credit Agreement shall be amended and restated to read in its entirety as follows:

(e)(i) the Asset Acquisition; provided that the Asset Acquisition is undertaken in accordance with the terms and conditions specified herein (including in Section 5.1 hereof); (ii) the Arrowhead Asset Acquisition; provided that the Arrowhead Asset Acquisition is undertaken in accordance with the terms and conditions specified herein and in the Second Amendment; and (iii) the Blue Angel Asset Acquisition; provided that the Blue Angel Asset Acquisition is undertaken in accordance with the terms and conditions specified herein (including Sections 2.3 and 7.8(o) hereof).

(v)Section 7.8(o).  The parenthetical appearing in the first sentence of Section 7.8(o) of the Amended and restated Credit Agreement shall be amended and restated to read in its entirety as follows:

(other than the 2013 Enterasys Stock Acquisition, the Asset Acquisition and the Arrowhead Asset Acquisition)

(w)Section 7.8(o)(xi).   Section 7.8(o)(xi) of the Amended and Restated Credit Agreement shall be amended and restated to read in its entirety as follows:

(xi)(A) the aggregate amount of the cash consideration paid by such Group Member in connection with any particular Permitted Acquisition shall not exceed $50,000,000, and (B) the aggregate amount of the cash consideration paid by all Group Members in connection with all such Permitted Acquisitions consummated from and after the Amendment and Restatement Date shall not exceed $50,000,000; provided that, for the avoidance of doubt, this Section 7.8(o)(xi) shall not apply to any of the Arrowhead Asset Acquisition or the Blue Angel Asset Acquisition;

(x)Section 7.19 of the Amended and Restated Credit Agreement shall be amended and restated to read in its entirety as follows:

7.19Amendments to 2013 Enterasys Stock Acquisition Documentation, Asset Acquisition Documents and Arrowhead Asset Acquisition Documents; Certification of Certain Equity Interests.  (a) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to the Borrower pursuant to any of the 2013 Enterasys Stock Acquisition Documentation, any of the Asset Acquisition Documents and/or any of the Arrowhead Asset Acquisition Documents such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto; (b) otherwise amend, supplement or otherwise modify the terms and conditions of the 2013 Enterasys Stock Acquisition Documentation, the Asset Acquisition Documents and/or the Arrowhead Asset Acquisition Documents, or any such other documents except for any such amendment, supplement or modification that (i) becomes effective after (A) with respect to the Asset Acquisition Documents, the Amendment and Restatement Date, and (B) with respect to the Arrowhead Asset Acquisition Documents, the Second Amendment Date and (ii) could not reasonably be expected to have a Material Adverse Effect; (c) fail to enforce, in a commercially reasonable manner, the Loan Parties’ rights (including rights to indemnification) under the 2013 Enterasys Stock Acquisition Documentation, the Asset Acquisition Documents and/or the Arrowhead Asset Acquisition Documents; or (d) take any action to certificate any Equity Interests having been pledged to the Administrative Agent (for the ratable benefit of the Secured Parties) which were uncertificated at the time so pledged, in any such case, without first obtaining the Administrative Agent’s prior written consent to do so and undertaking to the reasonable satisfaction of the Administrative Agent all such actions as may reasonably be requested by the Administrative Agent to continue the perfection of its Liens (held for the ratable benefit of the Secured Parties) in any such newly certificated Equity Interests.

(y)Section 10.12.  Section 10.12 of the Amended and Restated Credit Agreement shall be amended and restated to read in its entirety as follows:

10.12Integration.  The Commitment Letter, the Fee Letter, the 2017 Engagement Letter, the 2017 Fee Letter, this Agreement, the other Loan Documents, the 2013 Enterasys Stock Acquisition Documentation, the Asset Acquisition Documents, the Arrowhead Asset Acquisition Documents, the Bank Services Agreements, and the FX Contracts represent the entire agreement of the Borrower, the other Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or therein.

(z)Schedule 1.1A.  Schedule 1.1A to the Amended and Restated Credit Agreement shall be amended and restated to read in its entirety as set forth in Schedule 1 hereto.

(aa)Schedule 4.19(a).  Schedule 4.19(a) to the Amended and Restated Credit Agreement shall be amended and restated to read in its entirety as set forth in Schedule 2 hereto.

(bb)The form of attachment 3 to Exhibit B to the Existing Credit Agreement shall be amended and restated in the form set forth in Exhibit C hereto.

SECTION 3Joinder of New Lenders to Amended and Restated Credit Agreement; Assignments.  For the avoidance of doubt, and to facilitate the making of the Arrowhead Term Loans, the addition of the Blue Angel Term Commitments and the increase in the amount of the Revolving Commitments contemplated in Section 2 hereof, each of the New Lenders that is party to this Agreement (a) hereby agrees to all of the provisions of the Amended and Restated Credit Agreement (after giving effect to the amendments thereto contemplated by this Agreement), and (b) hereby agrees to become a party thereto, as a Lender, with all of the rights and obligations applicable to a Lender thereunder, including the obligation to make extensions of credit to the Borrower in an aggregate principal amount not to exceed the amount of such applicable Lender’s Term Commitment, L/C Commitment, Swingline Commitment and/or Revolving Commitment, as the case may be, set forth opposite such New Lender’s name on the restated version of Schedule 1.1A to the Amended and Restated Credit Agreement attached hereto as Schedule 1, as such amount may be changed from time to time as provided in the Amended and Restated Credit Agreement, as amended by this Agreement.  Notwithstanding the foregoing, substantially contemporaneously with the Second Amendment Date (but, for the avoidance of doubt, prior to the making of any Arrowhead Term Loans), the Existing Lenders shall assign to the New Lenders any portions of the outstanding Term Loans held by such Existing Lenders immediately prior to the Second Amendment Date as shall be necessary to ensure that, immediately prior to the making of any Arrowhead Term Loans on the Second Amendment, the outstanding principal amount of all Term Loans outstanding immediately prior to the Second Amendment Date shall be held by the Lenders on a pro rata basis in accordance with the respective Term Commitments of such Lenders set forth in Schedule 1.1A.

SECTION 4Conditions Precedent to Effectiveness.  The effectiveness of Section 2 of this Agreement, and the obligation of each Lender to make any Arrowhead Term Loans, shall be subject to the prior satisfaction of each of the following conditions precedent (the first date on which all such conditions shall be satisfied or waived, the “Effective Date”):

(a)Executed Agreement.  The Administrative Agent shall have received from the Borrower and each of the Required Lenders a duly executed original (or, if elected by the Administrative Agent, an executed facsimile or PDF followed promptly by an executed original) counterpart of this Agreement.

(b)Second Amendment Guarantor Acknowledgement and Consent.  The Administrative Agent shall have received from each Guarantor party thereto a duly executed original (or, if elected by the Administrative Agent, an executed facsimile or PDF followed promptly by an executed original) signature page to the Second Amendment Guarantor Acknowledgment and Consent attached hereto as Exhibit A.

(c)2017 Fee Letter Fees.  The Administrative Agent shall have received from the Borrower the full amount of the amendment fee required by the terms of the 2017 Fee Letter.

(d)Costs and Expenses.  The Borrower shall have paid all costs and expenses of the Administrative Agent then due in accordance with Section 7(d) hereof and Section 10.5 of the Amended and Restated Credit Agreement, to the extent such costs and expenses have been invoiced to the Borrower prior to the Effective Date.

(e)Arrowhead Assets Collateral Information Certificate.  The Administrative Agent shall have received from the Borrower a completed Arrowhead Assets Collateral Information Certificate executed by a Responsible Officer of the Loan Parties.

(f)Term Notes.  The Administrative Agent shall have received, for distribution to the Term Lenders, a new or replacement Term Loan Note executed by the Borrower in favor of each Term Lender that has requested a Term Loan Note.

(g)Revolving Notes.  The Administrative Agent shall have received, for distribution to the Revolving Lenders, a new or replacement Revolving Loan Note executed by the Borrower in favor of each Revolving Lender that has requested a revolving Loan Note.

(h)Updated Schedules.  The Administrative Agent shall have received from the Borrower any updates to the Schedules to the Guarantee and Collateral Agreement (including Schedules 5 and 6 thereto) that are required as a result of the consummation of the Arrowhead Asset Acquisition and any previous transfers of assets (including Intellectual Property) from Enterasys to the Borrower.

(i)Second Amended and Restated Borrower Patent and Trademark Security Agreement.  The Administrative Agent shall have received from the Borrower a duly executed original (or, if elected by the Administrative Agent, an executed facsimile or PDF followed promptly by an executed original) counterpart of the Second Amended and Restated Borrower Patent and Trademark Security Agreement, together with all schedule information relating thereto that has been reasonably requested by the Administrative Agent.

(j)Other Security Documents.  Subject to Section 6(vii), the Administrative Agent shall have received from the Borrower each other Security Document reasonably required by the Administrative Agent to create, protect or perfect the Liens of the Administrative Agent (held for the ratable benefit of the Secured Parties) in any Collateral of any Loan Party that is acquired or created as a result of the consummation of the Arrowhead Asset Acquisition, in each case, executed and delivered by the applicable Loan Party party thereto.

(k)2017 Flow of Funds Agreement.  The Administrative Agent shall have received a completed 2017 Flow of Funds Agreement, executed and delivered by the parties thereto.

(l)Arrowhead Asset Acquisition.  The following transactions shall have been consummated, or shall be consummated substantially concurrently with the making of extensions of credit, on the Effective Date:

(i)the Arrowhead Asset Acquisition shall be consummated in accordance with applicable law, the Arrowhead Asset Purchase Agreement and the other Arrowhead Asset Acquisition Documents;

(ii)all conditions to the consummation of the Arrowhead Asset Acquisition set forth in the Arrowhead Asset Acquisition Documents shall have been satisfied or, if permitted by clause (v) immediately below, waived;

(iii)the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that all conditions precedent to the consummation of the Arrowhead Asset Acquisition have been satisfied or waived, and attaching thereto true, correct and complete copies of (A) the finalized Arrowhead Quality of Earnings Report, (B) the finalized regulatory approvals relating to the Arrowhead Asset Acquisition, (C) copies of the finalized Arrowhead Asset Purchase Agreement (together with all schedules and exhibits thereto and the “Disclosure Schedule” defined therein) and the “Bidding Procedures and Sale Motion”, the “Sale Order”, the “Sale Notice”, the “Final Order”, the “Bidding Procedures Order”, the “Contract Assumption Notice”, the “Bill of Sale”, the “Assignment and Assumption Agreement”, the “Patent Assignment”, the “Trademark Assignment”, the “Copyright Assignment”, the “Transition Services Agreement”, the “Intellectual Property License Agreement”, the “Domain Name Assignment” and any “Foreign Acquisition Agreement” that is in effect as of the Second Amendment Date, as each such term is defined in the Arrowhead Asset Acquisition Documents, and (D) such other Arrowhead Asset Acquisition Documents as the Administrative Agent may reasonably request;

(iv)the Administrative Agent shall have received copies of the unaudited quarterly financial statements of the Arrowhead Seller for the fiscal quarter ended December 31, 2016 (the form and substance of which financial statements shall indicate to the extent reasonably required by the Administrative Agent the financial performance of solely the Arrowhead Acquired Assets and otherwise be reasonably satisfactory to the Agent);

(v)the aggregate consideration paid to the Arrowhead Seller in connection with the Arrowhead Asset Acquisition shall not exceed the aggregate “purchase price” (however designated) specified in the Arrowhead Asset Purchase Agreement; and

(vi) the form of the Arrowhead Asset Purchase Agreement shall not have changed in any material respect or in any manner that is materially adverse to the Administrative Agent or the Lenders since the most recent draft of the Arrowhead Asset Purchase Agreement that was provided to the Administrative Agent prior to the effective date of the 2017 Engagement Letter (and any increase in the “Purchase Price” defined in the Arrowhead Asset Purchase Agreement shall be deemed to be a change to the Arrowhead Asset Purchase Agreement that is materially adverse to the Administrative Agent and the Lenders), and no provision of the Arrowhead Asset Purchase Agreement relevant to the Transactions contemplated in the 2017 Engagement Letter (and the Summary of Terms attached thereto) has been waived by the Borrower, in each case, except as approved in writing by the Administrative Agent;

(m)Governmental and Other Approvals.  Except for the Governmental Approvals disclosed in Schedule 4.4 to the Amended and Restated Credit Agreement (as amended by this Agreement), all Governmental Approvals and consents and approvals of, or notices to, any other Person (including the holders of any Capital Stock issued by any Loan Party) required in connection with the Arrowhead Asset Acquisition, the funding of Loans by the Lenders on the Effective Date, the continuing operations of the Loan Parties as expected to result from the Arrowhead Asset Acquisition, and the execution and performance of the Second Amendment Loan Documents shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that could reasonably be expected to restrain, prevent or otherwise impose burdensome conditions on the Arrowhead Asset Acquisition or the funding of the Loans on the Effective Date contemplated hereby.  The absence of obtaining such scheduled governmental approvals shall not have an adverse effect on any rights of the Lenders or the Agent pursuant to the Loan Documents or an adverse effect on the Borrower and its subsidiaries with regard to their continuing operations or operations as expected to result from the Arrowhead Asset Acquisition.  In addition, the Borrower shall have caused to be delivered to the Administrative Agent such consents, waivers and other documentation as the Administrative Agent may reasonably require from any counterparty to any material contract of any Loan Party that would otherwise be violated as a result of the execution by such Loan Party of the Arrowhead Asset Acquisition Documents or the Loan Documents;

(n)Secretary’s Certificates; Certified Operating Documents; Good Standing Certificates.  The Administrative Agent shall have received a certificate of each of Loan Party, dated the Effective Date and executed by the Secretary, managing member or equivalent officer of such Loan Party, substantially in the form of Exhibit C to the Amended and Restated Credit Agreement (as amended by this Agreement), with appropriate insertions and attachments, including (i) the Operating Documents of such Person (and, for the avoidance of doubt, the certificate of incorporation (or equivalent) of the applicable Loan Party shall be certified by the Governmental Authority of the respective jurisdiction in which such Loan Party is organized), (ii) (A) in the case of the Borrower, the relevant board resolutions or written consents adopted by the Borrower for purposes of authorizing the Borrower to enter into and perform the Second Amendment Loan Documents and, as applicable, the Arrowhead Asset Acquisition Documents to which the Borrower is party, and (B) in the case of Enterasys, the relevant board resolutions or written consents adopted by Enterasys for purposes of authorizing Enterasys to execute and deliver the Second Amendment Guarantor Acknowledgement and Consent, (iii) the names, titles, incumbency and signature specimens of those representatives of such Person who have been authorized by such resolutions and/or written consents to execute Second Amendment Loan Documents and, as applicable, Arrowhead Asset Acquisition Documents on behalf of such Person, (iv) a good standing certificate for such Person certified as of a recent date by the appropriate Governmental Authority of its respective jurisdiction of organization, and (v) certificates of qualification as a foreign corporation issued by each jurisdiction in which the failure of such Person to be so qualified could reasonably be expected to result in a Material Adverse Effect;

(o)Responsible Officers Certificates.

(i)The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower, dated as of the Effective Date and in form and substance reasonably satisfactory to the Administrative Agent, either (A) attaching copies of all consents, licenses and approvals (other than any applicable board resolutions or written consents of the Loan Parties) required in connection with the execution, delivery and performance by the Borrower and the validity against the Borrower of the Arrowhead Asset Acquisition Documents and the Second Amendment Loan Documents to which it is party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(ii)The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower, dated as of the Effective Date and in form and substance reasonably satisfactory to the Administrative Agent, certifying that (A) as of the Effective Date, after giving effect to the consummation of the Transactions, each of the representations and warranties made by each Loan Party in or pursuant to any Loan Document (x) that is qualified by materiality is true and correct, and (y) that is not qualified by materiality, is true and correct in all material respects, in each case, on and as of such date as if made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty was true and correct in all respects or all material respects, as required, as of such earlier date, (B) there has been no event or circumstance since June 30, 2016, that has had or that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and (C) no Default or Event of Default has occurred and is continuing on the Effective Date.

(iii) The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower, dated as of the Effective Date and in form and substance reasonably satisfactory to the Administrative Agent, certifying, as of the Effective Date, after giving effect to the consummation of the Transactions (A) the attachment thereto of detailed calculations (in substantially the form of Part III of Attachment 3 to the form of pro forma Compliance Certificate set forth at Exhibit B and otherwise in form and substance reasonably satisfactory to the Administrative Agent) evidencing that the Consolidated Leverage Ratio of the Borrower and its consolidated Subsidiaries as of December 31, 2016 did not exceed 3.50:1.00 on a pro forma basis, assuming that the Transactions (including the Arrowhead Asset Acquisition and any extensions of credit made on the Effective Date) were consummated on December 31, 2016, (B) that, to the knowledge of such Responsible Officer, the Consolidated Leverage Ratio would not be greater than 3.50 to 1.00 if it was calculated on a pro forma basis as of March 31, 2017 (instead of December 31, 2016), assuming that the Transactions (including the Arrowhead Asset Acquisition and any extensions of credit made on the Effective Date) were consummated on March 31, 2017, and (C) that the Borrower holds no less than $85,000,000 of unrestricted cash and Cash Equivalents as of the Effective Date after giving effect to the funding of Loans on the Effective Date, the consummation of the Arrowhead Asset Acquisition and the other Transactions contemplated by the Loan Documents to occur on the Effective Date.

(p)Collateral Matters.

(i)Lien Searches.  (A) To the extent having been timely requested by the Administrative Agent, the Administrative Agent shall have received the results of recent lien searches in each jurisdiction where any Loan Party was formed or organized, and such searches shall reveal no liens on any of the assets of such Loan Party except for Liens permitted by Section 7.3 of the Amended and Restated Credit Agreement (as amended by this Agreement) or liens to be discharged on or prior to the Effective Date (which liens shall be discharged pursuant to documentation, applicable law and/or bankruptcy court order reasonably satisfactory to the Administrative Agent); and (B) to the extent having been timely requested by the Administrative Agent, the Administrative Agent shall have received the results of recent lien searches in the jurisdiction where the Arrowhead Seller (and, as applicable, any Subsidiaries of the Arrowhead Seller reasonably specified by the Administrative Agent) is formed or organized, and such searches shall reveal no liens on any of the Arrowhead Acquired Assets except for Liens permitted by Section 7.3 of the Amended and Restated Credit Agreement (as amended by this Agreement) or liens to be discharged on or prior to the Effective Date (which liens shall be discharged pursuant to documentation, applicable law and/or bankruptcy court order reasonably satisfactory to the Administrative Agent);

(ii)Pledged Stock; Stock Powers; Pledged Notes.  To the extent required to be delivered pursuant to the Guarantee and Collateral Agreement, the Administrative Agent shall have received original versions of (A) any certificates representing equity interests that constitute Arrowhead Acquired Assets (and that do not constitute Excluded Assets), together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the Borrower, and (B) each promissory note (if any) that constitutes an Arrowhead Acquired Asset (and that does not constitute an Excluded Asset), endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the Borrower;

(iii)Filings, Registrations, Recordings, Agreements, Etc.  To the extent not having been made prior to the Effective Date or, as applicable, delivered to the Administrative Agent prior to the Effective Date, each document (including any UCC financing statements, Deposit Account Control Agreements, Securities Account Control Agreements, and, subject to Section 6(vii), landlord access agreements or bailee waivers required by the Loan Documents or under applicable law or reasonably requested by the Administrative Agent to be filed, executed, registered or recorded to create in favor of the Administrative Agent (for the ratable benefit of the Secured Parties) a perfected Lien on any Arrowhead Acquired Assets that constitute Collateral (and not Excluded Assets) as of the Effective Date, prior and superior in right and priority to any Lien in such Collateral held by any other Person (other than with respect to Liens expressly permitted by Section 7.3 of the Amended and Restated Credit Agreement (as amended by this Agreement)), shall have been executed (if applicable) and delivered to the Administrative Agent in proper form for filing, registration or recordation.  In addition, each Loan Party shall have taken such actions and entered into such agreements as the Administrative Agent may reasonably require to subordinate any intercompany indebtedness owed by such Loan Party to any of its Affiliates to the obligations of the Loan Parties arising under the Loan Documents.

(q)Fees.  The Lenders and the Administrative Agent shall have received all fees required to be paid on or prior to the Effective Date (including any such fees contemplated by the 2017 Fee Letter), and all reasonable and documented fees and expenses for which invoices have been presented (including the reasonable and documented fees and expenses of outside legal counsel to the Administrative Agent) for payment on or before the Effective Date.  All such amounts may be paid with proceeds of Loans made on the Effective Date and may be reflected in the 2017 Flow of Funds Agreement.

(r)Legal Opinions.  The Administrative Agent shall have received the executed legal opinion of Latham & Watkins, LLP, in form and substance reasonably satisfactory to the Administrative Agent and addressing such matters relating to the Loan Parties and the Second Amendment Loan Documents as the Administrative Agent may reasonably specify.

(s)Sufficiency of Cash on Hand and Consolidated Leverage Ratio.  (A) The Borrower shall in fact hold no less than $85,000,000 of cash and Cash Equivalents as of the Effective Date after giving effect to the consummation of the Transactions.  (B)  The Consolidated Leverage Ratio, calculated on a pro forma basis as of December 31, 2016 after giving effect to the consummation of the Transactions, as if such Transactions had been consummated on such date, shall in facto be no more than 3.50 to 1.00.

(t)Borrowing and Conversion Notices.  The Administrative Agent shall have received, (i) in respect of the Arrowhead Term Loans to be made on the Effective Date, a completed Notice of Borrowing executed by the Borrower and otherwise complying with the requirements of Section 2.2 of the Amended and Restated Credit Agreement (as amended by this Agreement), (ii) in respect of all Term Loans outstanding immediately prior to the Effective Date, a completed Notice of Conversion/Continuation executed by the Borrower and otherwise complying with the requirements of Section 2.2 of the Amended and Restated Credit Agreement (as amended by this Agreement) pursuant to which the Borrower requests that such Term Loans be converted from ABR Loans to Eurodollar Loans with an initial Interest Period that matches, in length of time, that Interest Period specified in the Notice of Borrowing referenced in clause (i) above with respect to Arrowhead Term Loans, and (iii) in respect of any Revolving Loans to be made on the Effective Date, a completed Notice of Borrowing executed by the Borrower and otherwise complying with the requirements of Section 2.5 of the Amended and Restated Credit Agreement (as amended by this Agreement).

(u)Second Amendment Solvency Certificate.  The Administrative Agent shall have received Second Amendment Solvency Certificate, dated as of the Second Amendment Date, signed by the chief financial officer of the Borrower and substantially in the form of Exhibit B hereto.

(v)No Material Adverse Effect.  There shall not have occurred since June 30, 2016 any event or condition that has had or that could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(w)2017 Pro Forma Financial Model; 2017 Pro Forma Financial Statements.  The Administrative Agent shall have received the 2017 Pro Forma Financial Model and the 2017 Pro Forma Financial Statements.

(x)Representations and Warranties; No Default.  On the Effective Date, after giving effect to this Agreement, (i) the representations and warranties contained in Section 7 of this Agreement shall be true and correct and (ii) no Default or Event of Default shall have occurred and be continuing.

(y)Patriot Act.  The Administrative Agent shall have received, prior to the Effective Date, all documentation and other information required by Governmental Authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the “Patriot Act”.

(z)No Litigation.  No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of any Loan Party in existence as of the Effective Date, threatened in writing, that could reasonably be expected to have a Material Adverse Effect.

(aa)Occurrence of Second Amendment Date.  The Effective Date shall occur as a result of the satisfaction or waiver of each condition set forth in this Section 4 on or prior to the Arrowhead Asset Acquisition Deadline.

For purposes of determining compliance with the conditions specified in this Section 4, each Lender that has executed this Agreement (whether or not on the Effective Date or pursuant to an Addendum and an Assignment and Assumption) and made Loans to the Borrower on the Effective Date or thereafter shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent (or made available) by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Administrative Agent responsible for the Transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Effective Date specifying such Lender’s objection thereto and either such objection shall not have been withdrawn by notice to the Administrative Agent to that effect on or prior to the Effective Date or, if any extension of credit on the Effective Date has been requested, such Lender shall not have made available to the Administrative Agent on or prior to the Effective Date such Lender’s Revolving Percentage or Term Percentage, as the case may be (and after giving effect to the amendments to the Amended and Restated Credit Agreement contemplated by this Agreement), of such requested extension of credit.

SECTION 5Matters Relating to Term Loans Outstanding on the Second Amendment Date.  Notwithstanding anything to the contrary set forth in any Loan Document, each of the Borrower, the

Administrative Agent and each Lender hereby acknowledges and agrees that the Notice of Continuation/Conversion to be delivered by the Borrower pursuant to Section 4(t) of this Agreement shall request that the entire principal amount of the Term Loans that are outstanding immediately prior to the Second Amendment Date be converted from ABR Loans to Eurodollar Loans with an initial Interest Period that matches, in length of time, that Interest Period selected by the Borrower in the Notice of Borrowing delivered by the Borrower pursuant to Section 4(t) of this Agreement in respect of the Arrowhead Term Loans.

SECTION 6Post-Closing Conditions.  The Borrower shall (i) cause each Loan Party in existence as of the Effective Date and each counsel to such Loan Parties to deliver to the Administrative Agent by no later than the date occurring 20 Business Days after the Effective Date (or such later date as the Administrative Agent shall agree in writing), the originally-executed signature pages of such Persons to any of the agreements, opinions and other documents referenced in Section 4 hereof (including any such signature pages to this Agreement and each of the other Loan Documents, but excluding all Arrowhead Asset Acquisition Documents and approvals or consents of any Governmental Authority) in respect of which the Administrative Agent, as an accommodation to such Loan Parties, has agreed to accept copies of such Persons’ signature pages for purposes of the closing of this Agreement and certain of the other Loan Documents on the Effective Date, (ii) use commercially reasonable efforts to cause any other Persons party to any agreements or other documents referenced in Section 4 hereof to deliver to the Administrative Agent by no later than the date occurring 30 days after the Effective Date (or such later date as the Administrative Agent shall agree in writing) the originally-executed signature pages of such Persons to any of the agreements, notice acknowledgments and other documents referenced in Section 4 hereof (excluding all Arrowhead Asset Acquisition Documents and approvals or consents of any Governmental Authority) in respect of which the Administrative Agent, as an accommodation to such Loan Parties, has agreed to accept copies of such Persons’ signature pages for purposes of the closing of this Agreement and certain of the other Loan Documents on the Effective Date, (iii) to the extent the same have not been previously delivered, deliver to the Administrative Agent, by no later than August 15, 2017 (and in any event prior to the making of any Blue Angel Term Loans), the unaudited quarterly financial statements of the Arrowhead Seller for the fiscal quarter ended March 31, 2017 (the form and substance of which financial statements shall indicate to the extent reasonably required by the Administrative Agent the financial performance of solely the Arrowhead Acquired Assets and otherwise be reasonably satisfactory to the Agent), (v) to the extent the same have not been previously delivered, deliver to the Administrative Agent, by no later than November 15, 2017, the unaudited quarterly financial statements of the Arrowhead Seller for the fiscal quarter ended June 30, 2017 (the form and substance of which financial statements shall indicate to the extent reasonably required by the Administrative Agent the financial performance of solely the Arrowhead Acquired Assets and otherwise be reasonably satisfactory to the Agent), (vi) cause copies of the finalized versions of any “Foreign Acquisition Agreements” (as defined in the Arrowhead Asset Purchase Agreement) entered into in respect of any “Deferred Assets” and “Deferred Liabilities” (as such terms are defined in the Arrowhead Asset Purchase Agreement) to be delivered to the Administrative Agent promptly after the same are executed; provided that, for the avoidance of doubt, the Borrower shall not be required to deliver any such “Foreign Acquisition Agreements” (as defined in the Arrowhead Asset Purchase Agreement) to the Administrative Agent pursuant to this Section 6 to the extent that the Borrower is not required pursuant to the terms of the Arrowhead Asset Purchase Agreement and, in its reasonable business judgment elects not, to enter into any such “Foreign Acquisition Agreements” (as defined in the Arrowhead Asset Purchase Agreement), and (vii) deliver to the Administrative Agent, by no later than the date occurring 60 days after the Effective Date, fully-executed versions of any landlord access agreements or bailee waivers (each of which shall be in form and substance reasonably acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld or delayed)) required by the terms of the Loan Documents or under applicable law or as reasonably requested by the Administrative Agent with respect to any Arrowhead Acquired Assets that constitute Collateral (and not Excluded Assets) as of the Effective Date.

SECTION 7Representations and Warranties.  The Borrower hereby represents and warrants to the Administrative Agent and each of the Required Lenders that:

(a)no Default or Event of Default exists immediately before, and that no Default or Event of Default exists immediately after, giving effect to the amendments contemplated by Section 2 hereof;

(b)the execution, delivery and performance by the Borrower of this Agreement  have been duly authorized by all necessary corporate action on the part of the Borrower and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable;

(c)this Agreement and the other Loan Documents constitute the legal, valid and binding obligations of each Loan Party party hereto or thereto, and are enforceable against each such Loan Party in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles and principles of good faith and fair dealing (whether enforcement is sought by proceedings in equity or at law); and

(d)each of the representations and warranties made by each Loan Party in or pursuant to any Loan Document to which such Loan Party is party (after giving effect to the amendment to the Amended and Restated Credit Agreement contemplated by this Agreement) (i) that is qualified by materiality is true and correct, and (ii) that is not qualified by materiality, is true and correct in all material respects, in each case, on and as of the date hereof, as if made on and as of such date, except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date.

SECTION 8Miscellaneous.

(a)Amended and Restated Credit Agreement Otherwise Not Affected.  Except as expressly contemplated hereby, the Amended and Restated Credit Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects.  The Administrative Agent’s and the Required Lenders’ execution and delivery of, or acceptance of, this Agreement shall not be deemed to create a course of dealing or otherwise to create any express or implied duty by the Administrative Agent or any Lender to provide any other or further amendments under the same or similar circumstances in the future.

(b)No Reliance.  The Borrower hereby acknowledges and confirms to the Administrative Agent and the Required Lenders that it is executing this Agreement on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(c)Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and to the benefit of their respective successors and assigns permitted by the terms of the Loan Documents.  No third party beneficiaries are intended in connection with this Agreement.

(d)Costs and Expenses.  The Borrower hereby agrees to pay to the Administrative Agent on demand the reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, and the reasonable and documented out-of-pocket fees and disbursements of counsel to the Administrative Agent, in connection with the negotiation, preparation, execution and delivery of this Agreement and any other documents to be delivered herewith.

(e)Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.  This Agreement is subject to the provisions of Section 10.14 of the Amended and Restated Credit Agreement relating to submission to jurisdiction, jury trial waiver and judicial reference, which provisions are by this reference incorporated herein, mutatis mutandis, as if set forth herein in full.

(f)Complete Agreement; Amendments.  This Agreement, together with the Amended and Restated Credit Agreement and the other Loan Documents, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein.  This Agreement supersedes all prior drafts and communications with respect hereto and may not be amended except in accordance with the provisions of Section 10.1 of the Amended and Restated Credit Agreement.

(g)Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under all applicable laws and regulations.  If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

(h)Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of this Agreement by PDF, facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.

(i)Interpretation.  This Agreement is the result of negotiations between and has been reviewed by respective counsel to the Borrower and the Guarantors and is the product of all parties hereto.  Accordingly, this Agreement shall not be construed against any party merely because of its involvement in the preparation hereof.

(j)Loan Document. This Agreement shall constitute a Loan Document.

(Remainder of page intentionally left blank; signature page follows)

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

EXTREME NETWORKS, INC.,
as the Borrower

By:/s/ BENJAMIN DREW DAVIES___

Name: Benjamin Drew Davies________

Title: Chief Financial Officer

SILICON VALLEY BANK,
as the Administrative Agent, a Lender, the Swingline Lender and the Issuing Lender

By:/s/ STEPHEN CHANG

Name: Stephen Chang

Title: Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:/s/WILLIAM HORSTMAN

Name: William Horstman

Title: Authorized Officer

BANK OF AMERICA, N.A.,
as a Lender

By:/s/ THOMAS R. SULLIVAN

Name: Thomas R. Sullivan

Title: Senior Vice President

BMO HARRIS BANK, N.A.,
as a Lender

By:/s/ MICHAEL KUS

Name: Michael Kus

Title: Managing Director

UMPQUA BANK,
as a Lender

By: /s/ MICHAEL MCCUTCHIN

Name: Michael McCutchin

Title: Senior Vice President

CADENCE BANK, N.A.,
as a Lender

By:/s/ STEVE PRICHOFT

Name: Steve Prichoft

Title: Executive Vice President

COMERICA BANK,
as a Lender

By:/s/ ELIZABETH MCDONALD

Name: Elizabeth McDonald

Title: Vice President

MUFG UNION BANK, N.A.,
as a Lender

By:/s/ RONALD J. DUBURY

Name: Ronald J. Dubury

Title: Senior Credit Executive_________